UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

TRANSACTION SYSTEMS ARCHITECTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 27, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders that will be held on Tuesday, March 8, 2005, at 10:00 a.m. local time at the Omaha Marriott Hotel located at 10220 Regency Circle, Omaha, Nebraska.

Details of the business to be conducted at the 2005 Annual Meeting of Stockholders are provided in the attached Notice of Annual Meeting and Proxy Statement.

Please use this opportunity to take part in the affairs of your Company. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the accompanying proxy card in the enclosed postage-paid envelope, or vote via the Internet or telephone. Please refer to the enclosed proxy card for instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you.

On behalf of the Board of Directors, we appreciate your continued interest in your Company.

Sincerely,

Harlan F. Seymour
Chairman of the Board of Directors

TRANSACTION SYSTEMS ARCHITECTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on March 8, 2005

The 2005 Annual Meeting of Stockholders (“Annual Meeting”) of Transaction Systems Architects, Inc. (the “Company”) will be held on Tuesday, March 8, 2005, at 10:00 a.m. local time at the Omaha Marriott Hotel located at 10220 Regency Circle, Omaha, Nebraska, for the following purposes:

1.               To elect six directors to hold office until the 2006 Annual Meeting of Stockholders;

2.               To vote upon a proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 70,000,000 shares and otherwise to simplify the capitalization of the Company;

3.               To vote upon a proposal to amend the Company’s Certificate of Incorporation to modernize the Certificate of Incorporation and to provide for certain other clarifying amendments;

4.               To vote upon a proposal to adopt the Company’s 2005 Equity and Performance Incentive Plan;

5.               To vote upon a proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors; and

6.               To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board of Directors has fixed the close of business on January 10, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. Each share of the Company’s Class A Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

ALL HOLDERS OF THE COMPANY’S CLASS A COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE OR VOTE VIA THE INTERNET OR TELEPHONE. FOR FURTHER DETAILS, SEE “PROXY VOTING AND REVOCABILITY OF PROXIES” IN THE PROXY STATEMENT.

By Order of the Board of Directors,

Dennis P. Byrnes Secretary

January 27, 2005

TABLE OF CONTENTS

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES	1
PROPOSAL 1 — ELECTION OF DIRECTORS	3
GENERAL INFORMATION REGARDING THE BOARD AND ITS COMMITTEES	5
PROPOSAL 2 — AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 50,000,000 TO 70,000,000 SHARES AND OTHERWISE TO SIMPLIFY THE CAPITAL STRUCTURE OF THE COMPANY	8
PROPOSAL 3 — AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO MODERNIZE AND CLARIFY THE PROVISIONS OF THE CERTIFICATE OF INCORPORATION	8
PROPOSAL 4 — ADOPTION OF THE 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN	14
REPORT OF AUDIT COMMITTEE	21
PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	22
INFORMATION REGARDING STOCK OWNERSHIP	24
INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION	26
EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS	29
REPORT OF COMPENSATION COMMITTEE	32
PERFORMANCE GRAPH	34
ANNUAL REPORT	35
STOCKHOLDER PROPOSALS	35
OTHER MATTERS	36
ANNEX A — AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1
ANNEX B — 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN	B-1

This Proxy Statement contains a report issued by our Compensation Committee relating to executive compensation for fiscal 2004, a report issued by our Audit Committee relating to certain of its activities during fiscal 2004, and a chart titled “Company Stock Price Performance.” Stockholders should be aware that under SEC rules, these committee reports and the stock price performance chart are not considered “filed” with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless these sections are specifically referenced.

TRANSACTION SYSTEMS ARCHITECTS, INC.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
to be held on March 8, 2005

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of Transaction Systems Architects, Inc. (the “Company” or “TSA”) of proxies to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, March 8, 2005, at 10:00 a.m. local time at the Omaha Marriott Hotel located at 10220 Regency Circle, Omaha, Nebraska, and any postponement or adjournment thereof. A copy of the Company’s annual report to stockholders, including the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2004 (“fiscal 2004”), which includes the Company’s financial statements for fiscal 2004  (the “Annual Report”), accompanies this Proxy Statement.  Beginning on or about January 27, 2005, this Proxy Statement, the accompanying proxy card and the Annual Report are being mailed to holders of the Company’s Class A Common Stock.

Proxy Voting and Revocability of Proxies

The shares of the Company’s Class A Common Stock, $.005 par value per share (“Common Stock”), represented by the proxies received pursuant to this solicitation and not timely revoked will be voted at the Annual Meeting. A holder of Common Stock who has given a proxy may revoke it prior to its exercise either by giving written notice of revocation to the Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any stockholder who attends the Annual Meeting may revoke a previously submitted proxy by voting in person. Subject to any such revocation, all Common Stock represented by properly executed proxies will be voted in accordance with the specifications on the proxy. If no such specifications are made, proxies will be voted FOR each proposal described herein and, as to any other matter that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the same.

Stockholders whose shares of Common Stock are registered directly with the Company’s transfer agent, Wells Fargo Bank Minnesota, National Association (“Wells Fargo”), may vote via the Internet or telephone. Stockholders should refer to the enclosed proxy card for instructions on voting via the Internet or telephone. The Internet and telephone voting facilities for Stockholders of record will close at 12:00 p.m. CST (Omaha time) on March 7, 2005. Stockholders whose shares are registered in the name of either a broker or bank should refer to the information forwarded by either the broker or bank to determine if Internet or telephone voting is available to them.

Record Date, Outstanding Shares and Quorum

Only holders of Common Stock of record at the close of business on January 10, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 38,047,538 shares of Common Stock issued and outstanding, excluding 1,476,145 shares of Common Stock held as treasury stock by the Company. Shares of Common Stock held as treasury stock are not entitled to be voted. Each stockholder is entitled to one vote per share of Common Stock held on all matters to be voted on by the Company’s stockholders. Stockholders may not cumulate their votes in the election of directors. Unless the context requires otherwise, any reference to “shares” in this Proxy Statement refers to all shares of Common Stock entitled to vote at the Annual Meeting. The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum.

Proxy Solicitation

The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees. The Company has retained Wells Fargo to assist in the solicitation of proxies at a cost of approximately $4,000, plus normal out-of-pocket expenses. The Company has also retained D.F. King & Co., Inc. to perform proxy solicitation services on its behalf at a cost of $5,000, plus normal out-of-pocket expenses.

Treatment of Abstentions and Broker Non-Votes

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present in person or by proxy at the Annual Meeting with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. The effect of an abstention on the outcome of the voting on a particular proposal depends on the vote required to approve that proposal, as described in the “Vote Required” section below.

“Broker non-votes” are shares present by proxy at the Annual Meeting and held by brokers or nominees as to which (i) instructions to vote have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary voting power on a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of shares present in person or by proxy at the Annual Meeting with respect to a particular proposal on which the broker has expressly not voted. Accordingly, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

Under the rules of the National Association of Securities Dealers, brokers or nominees do not have discretionary voting power with respect to Proposal 4 relating to the approval of the 2005 Equity and Performance Incentive Plan but do have discretionary voting power with respect to all other proposals.

Vote Required

Election of a director requires the affirmative vote of the holders of a plurality of the shares present in person or represented by proxy, at a meeting at which a quorum is present. The six persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, abstentions will not affect the outcome of the voting on Proposal 1.

With respect to Proposals 2 through 5, the two proposals relating to amendments to the Company’s current Amended and Restated Certificate of Incorporation, as amended to date (the “Current Certificate”), the adoption of the 2005 Equity and Performance Incentive Plan (the “2005 Incentive Plan”) and the ratification of the appointment of the independent registered public accounting firm (the “independent auditors”), respectively, a stockholder may mark the accompanying form of proxy card to (i) vote for the matter, (ii) vote against the matter, or (iii) abstain from voting on the matter.

The affirmative vote of a majority of the shares of Common Stock outstanding is required for the approval of Proposals 2 and 3, the proposals relating to amendments to the Current Certificate. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required for the approval of Proposal 4, the adoption of the 2005 Incentive Plan. Because a majority of shares outstanding or present in person or by proxy at the Annual Meeting is required for approval of Proposals 2, 3 and 4, an abstention will have the legal effect of a vote against these proposals. The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on Proposal 5, the ratification of the appointment of independent auditors, is required for the approval of Proposal 5. Because only a majority of shares actually voting is required to approve Proposal 5, an abstention will have no effect on the outcome of the voting on Proposal 5.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of seven members. The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that from time to time the Board can fix the authorized number of directors on the Board but such number shall be no fewer than three nor more than nine. In accordance with the Company’s Bylaws, the Board has reduced the size of the Board to six members effective as of the Annual Meeting. Frank R. Sanchez has not been nominated for re-election at the Annual Meeting. Mr. Sanchez has provided outstanding service as a director to the Company and its stockholders and his contributions are greatly appreciated.

The Board has nominated for re-election as directors Roger K. Alexander, John D. Curtis, Gregory D. Derkacht, Jim D. Kever, Harlan F. Seymour and John E. Stokely, each to serve until the 2006 Annual Meeting of Stockholders and thereafter until his respective successor is duly elected and qualified. The Company expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that each share represented by proxy at the Annual Meeting will be voted for the election of another nominee to be designated by the Board to fill any such vacancy. It is possible, for example, that if the Company locates a successor Chief Executive Officer (“CEO”) to succeed the Company’s current CEO, who has announced his intent to retire from the Company, such successor will be named as a nominee to the Board in place of the Current CEO. In such a case, each share represented by proxy will be voted for the substituted nominee. Biographical information regarding each nominee is set forth below.

Nominees

Roger K. Alexander.   Mr. Alexander has been a director of the Company since February 2000. Since October 2002, Mr. Alexander has served as the Chief Executive Officer of Switch Card Services, which was renamed S2 Card Services Ltd. on December 1, 2003, a privately-held debit card service-company based in the United Kingdom. From January 2000 to October 2002, Mr. Alexander was a partner in the London office of Edgar, Dunn & Company, a management-consulting firm based in San Francisco. From 1994 through 1999, Mr. Alexander was Managing Director of Barclays Bank Emerging Markets Group, a division of Barclays Bank plc, based in London, England. Mr. Alexander also serves as a director on a private company board. Mr. Alexander is 56 years old.

John D. Curtis.   Mr. Curtis has been a director of the Company since March 2003. Since August 2002, Mr. Curtis has provided legal and business consulting services to various clients. From July 2001 to July 2002, Mr. Curtis was General Counsel of Combined Specialty Corporation and a director of Combined Specialty Insurance Company, each wholly-owned subsidiaries of Aon Corporation (NYSE: AOC). From November 1995 to July 2001, when Aon Corporation acquired the company, Mr. Curtis was President of First Extended, Inc., a holding company with two principal operating subsidiaries: First Extended Service Corporation, an administrator of vehicle extended service contracts and FFG Insurance Company, a property and casualty insurance company. Mr. Curtis is 64 years old.

Gregory D. Derkacht.   Mr. Derkacht has been a director of the Company since December 2001 and the President and Chief Executive Officer of the Company since January 2002. Mr. Derkacht served as President of e-PROFILE, a wholly-owned Internet banking subsidiary of Sanchez Computer Associates, Inc., from January 2000 to February 2001. e-PROFILE provided operations and technology solutions to financial services companies. From August 1999 to January 2000, Mr. Derkacht served as President of Credit Union Systems Division, a division of Fiserv, Inc. (NASDAQ: FISV), which provides information management technology to the financial industry. Mr. Derkacht served as Chief Executive Officer of Envision Financial Technologies, a privately-held company providing software services to the financial industry, from July 1997 to August 1999, when Envision was acquired by Fiserv. Mr. Derkacht is 57 years old.

Jim D. Kever.   Mr. Kever has been a director of the Company since November 1996. Mr. Kever is a member of Voyent Partners, LLC, a privately-held investment firm. Mr. Kever has held various positions with Envoy Corporation, which provides electronic processing services, primarily to the health care industry, and which became a wholly-owned subsidiary of Quintiles Transnational Corp. in March 1999. From June 1995 until May 2001, Mr. Kever served as Envoy’s President and Chief Executive Officer. Mr. Kever is also a director of (i) Luminex Corporation (NASDAQ: LMNX), a biological test manufacturer, (ii) 3D Systems Corporation (NASDAQ: TDSC), an imaging system manufacturer, and (iii) Tyson Foods, Inc. (NYSE: TSN), which produces, distributes and markets beef, chicken, pork and prepared foods. Mr. Kever is 52 years old.

Harlan F. Seymour.   Mr. Seymour has been a director of the Company since May 2002, and has served as Chairman of the Board since September 2002. Mr. Seymour is presently the sole owner of HFS, LLC, a privately-held investment firm. From June 2000 to March 2001, Mr. Seymour served as Executive Vice President of Envoy Corporation, which provides electronic processing services, primarily to the health care industry, and which became a wholly-owned subsidiary of Quintiles Transnational Corp. in March 1999. From March 1999 to June 2000, Mr. Seymour served as an independent consultant to Envoy Corporation. From July 1997 to March 1999, Mr. Seymour served as Senior Vice President of Envoy Corporation. Mr. Seymour is also a director of SCP Pool Corporation (NASDAQ: POOL), a wholesale distributor of swimming pool supplies and related equipment, and serves on its audit and governance committees. Mr. Seymour also serves as a director on three private company boards. Mr. Seymour is 54 years old.

John E. Stokely.   Mr. Stokely has been a director of the Company since March 2003. Since August 1999, Mr. Stokely has served as President of JES, Inc., an investment and consulting firm providing strategic and financial advice to companies in various industries. From 1996 to 1999, Mr. Stokely served as President, Chief Executive Officer and Chairman of the Board of Richfood Holdings, Inc., a publicly traded FORTUNE 500 food retailer and wholesale grocery distributor, which merged with Supervalu Inc. (NYSE: SVU) in August 1999. Mr. Stokely is also a director of (i) Performance Food Group Company (NASDAQ: PFGC), a foodservice distributor, (ii) O’Charley’s (NASDAQ: CHUX), a casual dining restaurant company, and (iii) SCP Pool Corporation (NASDAQ: POOL), a wholesale distributor of swimming pool supplies and related equipment. Mr. Stokely is 52 years old.

GENERAL INFORMATION
REGARDING THE BOARD AND ITS COMMITTEES

The Board held 12 meetings during fiscal 2004 and seven of the Board meetings were telephonic meetings. Each director who was a member of the Board during fiscal 2004 attended more than 90% of the meetings of the Board and the committees on which he served except that one director attended 75% of the meetings of the Board and the committees on which he served. The Board has adopted a policy that requires all directors to attend the Company’s annual stockholders’ meetings unless it is not reasonably practicable for a director to do so. All of the directors attended the Company’s 2004 Annual Meeting of Stockholders.

The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. The table below provides current membership and meeting information for each of the Board committees for fiscal 2004:

Name	Audit		Compensation		Nominating and Corporate Governance
Roger D. Alexander	X		X	*
John D. Curtis	X	(2)			X	*
Jim D. Kever	X	(1)	X
Frank R. Sanchez	X
Harlan F. Seymour			X		X
John E. Stokely	X	*			X
Total Meetings in Fiscal 2004	13	(3)	9	(4)	8	(5)

*                    Denotes individual serves as chairman of the committee

(1)            Mr. Kever is no longer a member of the Audit Committee. He served on the Audit Committee until December 9, 2003.

(2)            Mr. Curtis was appointed to the Audit Committee by the Board on January 27, 2004.

(3)            Eight of the 13 Audit Committee meetings were held telephonically.

(4)            Five of the nine Compensation Committee meetings were held telephonically.

(5)            Three of the eight Nominating and Corporate Governance Committee meetings were held telephonically.

Information regarding the Audit Committee of the Board (the “Audit Committee”) is included in the “Report of Audit Committee” below. Information regarding the Compensation Committee of the Board (the “Compensation Committee”) is included in the “Report of Compensation Committee” below. Information regarding the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) is included in the “Nominating Committee and Corporate Governance” section below.

Director Compensation

Each non-employee director receives a $10,000 quarterly fee. The Chairman of the Board receives an additional $5,000 quarterly fee. The chairman of the Audit Committee receives an additional $2,500 quarterly fee and non-employee directors that serve on the Audit Committee receive an additional $1,000 quarterly fee. Each Board committee chairman, other than the chairman of the Audit Committee, receives an additional $1,250 quarterly fee and non-employee directors who serve on the Board committees, other than the Audit Committee, receive an additional $750 quarterly fee for service on each committee.  Each non-employee director receives $2,000 for each Board or Board committee meeting attended in person and $1,000 for each Board or Board committee meeting attended by telephone. All directors are reimbursed for expenses incurred in connection with attendance at Board and Board committee meetings.

Under the Company’s 2002 Non-Employee Director Stock Option Plan, as amended and restated as of March 9, 2004 (the “2002 Director Plan”), each non-employee director receives an option to purchase 20,000 shares of Common Stock upon first becoming a member of the Board. In addition, at the conclusion of each annual stockholders’ meeting, each duly elected non-employee director is granted an option to purchase 4,000 shares of Common Stock. All stock options granted under the 2002 Director Plan are issued with an exercise price equal to the market value of the Common Stock on the date of grant. Stock options granted pursuant to the 2002 Director Plan prior to March 9, 2004 vest 33 1/3% annually upon each anniversary of the grant date. Stock options granted pursuant to the 2002 Director Plan on or after March 9, 2004 will vest one year after the grant date. In the event of a change in control of the Company (as such term is defined in the 2002 Director Plan), vesting will be accelerated for all options granted under the 2002 Director Plan.

Nominating and Corporate Governance Committee

The Board has a standing Nominating Committee which operates pursuant to a charter (the “Nominating Committee Charter”). The full text of the Nominating Committee Charter is published on the Company’s website at www.tsainc.com in the Investors — Corporate Governance section. The Nominating Committee members are Messrs. Curtis, Seymour and Stokely, each of whom is “independent” as defined in Rule 4200(a) of the National Association of Securities Dealers’ (“NASD”) listing standards.

Corporate Governance

The Nominating Committee regularly monitors corporate governance developments and reviews Company policies, processes and procedures in light of these developments to ensure that the Company and the Board adhere to “best practices” in this arena.

The Company maintains a corporate governance page on its website that includes key information about corporate governance matters, including copies of its Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for the CEO and Senior Financial Officers and the charter for each Board committee.

The Company’s Corporate Governance Guidelines are designed to ensure that the Board follows practices and procedures that serve the best interests of the Company and its stockholders. The Nominating Committee is responsible for overseeing these guidelines and making recommendations to the Board regarding any changes. These guidelines address, among other things, the following topics:

•       Performance Assessments of the Board and its Committees

•       Composition and Independence of the Board and its Committees

•       Director Orientation and Continuing Education

•       Policy on Directors that Change Corporate Affiliations

•       Management Responsibilities and Board Access to Management

Director Nomination Process

The Nominating Committee’s role includes identifying director candidates. The Nominating Committee did not use or pay any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees for election at the Annual Meeting. The Nominating Committee takes into consideration the following criteria in selecting and evaluating director candidates:

•       Independent Directors.   The Board should include at least enough independent directors (as determined by NASD rules and applicable laws and regulations) to satisfy the independent director requirements of such rules, laws and regulations.

•       Other Directors.   Subject to the right of the Nominating Committee and the Board to decide otherwise when appropriate, the Company’s CEO generally should be a director. Additionally, depending on the circumstances, certain other members of management, as well as individuals having relationships with the Company that prevent them from being independent directors, may be deemed to be appropriate members of the Board, subject in each case to the requirement under the Company’s Corporate Governance Guidelines that independent directors shall comprise at least 75% of the Board.

•       General Criteria for Each Director.   Candidates for positions on the Board should possess certain qualities. In particular, a director should:

•        be an individual of the highest character and integrity;

•        be free of any conflict of interest that would violate any applicable laws, rules, or regulations or interfere with the proper performance of the responsibilities of a director;

•        be willing and able to devote sufficient time to the affairs of the Company; and

•        have the capacity and desire to represent the balanced, best interests of the Company’s stockholders as a whole.

In addition to the foregoing general criteria, the Nominating Committee may consider specific criteria relating to the skills, experience, particular areas of expertise, specific backgrounds and other characteristics that may enhance the effectiveness of the Board and its committees.

The existing Board is the source of all of the current nominees for director, each of whom is an incumbent director. The Nominating Committee based its decision to renominate these incumbent directors on a consideration of each individual’s contributions, including the value of his or her experience as a director, the current composition of the Board and its committees, and the Company’s needs.

Stockholder Recommendations for Director Nominees

The Nominating Committee will consider stockholder recommendations for candidates for the Board furnished to the Company as set forth below in the section entitled “Stockholder Communications with the Board.”

The Nominating Committee did not receive, by a date not later than the 120th calendar day before the date of the Company’s proxy statement released to security holders in connection with its 2004 Annual Meeting of Stockholders, a recommended nominee for election at this Annual Meeting, from a security holder that beneficially owned more than 5% of the outstanding Common Stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of the Company’s outstanding Common Stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.

Stockholder Nomination Process

Pursuant to the Company’s Bylaws, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been received by the Secretary of the Company not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual stockholders’ meeting.

Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement flied pursuant to the proxy rules of the Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected.

To make a nomination for this Annual Meeting, a stockholder had to submit the required written notice for director nominations between October 30, 2004 and November 29, 2004. The Secretary of the Company did not receive written notice from any stockholder regarding an intention to make a nomination.

Stockholder Communications with the Board

Communications from stockholders to the Board, including stockholder director recommendations and stockholder proposals submitted in accordance with the procedure described below in the section entitled “Stockholder Proposals” may be sent via e-mail to grp-tsa-directors@tsainc.com or via telephone to (402) 390-8993. These communications will be received by the Secretary of the Company, who will forward them to the appropriate committees or members of the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

PROPOSALS 2 AND 3

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

General

The Board is proposing to amend and restate the Company’s current Amended and Restated Certificate of Incorporation, as amended to date (the “Current Certificate”), to increase the Company’s authorized capital stock and make additional amendments, as more fully described below. The Board approved the proposed Amended and Restated Certificate of Incorporation of the Company (the “Proposed Restated Certificate”) and recommends approval and adoption of Proposals 2 and 3 by the stockholders. The significant changes that would be effected by the Proposed Restated Certificate are separated below into Proposals 2 and 3 to allow stockholders to focus on each significant change. The proposals regarding changes to the Current Certificate are as follows:

PROPOSAL 2:   Change the capital structure of the Company, which would include an increase in the number of authorized shares of Common Stock from 50,000,000 to 70,000,000,

the elimination of Class A Common Stock and Class B Common Stock (and re-designating the Class A Common Stock as “Common Stock”) and a decrease in the number of authorized shares of Preferred Stock, as described more fully below.

PROPOSAL 3:   Modernize, make consistent and otherwise clarify the Current Certificate, as described more fully below.

The proposed amendments to the Current Certificate under Proposals 2 and 3 are set forth in Annex A, a form of the Proposed Restated Certificate. If approved, Proposals 2 and 3 will become effective upon the filing of the Proposed Restated Certificate with the Secretary of State of the State of Delaware, which the Company would do promptly after the Annual Meeting. If only one or the other of these proposals is adopted, the Proposed Restated Certificate would be modified prior to filing to remove the provisions relating to the proposal that was not adopted, and to replace such provisions with the corresponding provisions from the Current Certificate. A copy of the Current Certificate is available as Exhibit 3.1 to the Company’s Registration Statement No. 333-113550 on Form S-8 filed on March 12, 2004. The following general description of the proposed amendments and the effect of Proposals 2 and 3 on the Current Certificate is qualified in its entirety by reference to the text of the Proposed Restated Certificate.

PROPOSAL 2:   Change the capital structure of the Company by increasing the number of authorized shares of Common Stock from 50,000,000 to 70,000,000, eliminating the Class A and Class B Common Stock (and re-designating the Class A Common Stock as “Common Stock”) and decreasing the authorized number of shares of Preferred Stock.

With the desire to grow and expand the Company’s business, the Board believes that increasing the authorized capital stock is in the best interest of the Company because it will provide flexibility for future business and financial purposes. The Board may determine that it is in the best interest of the Company to issue additional shares of capital stock for various purposes, including, without limitation, expanding the Company’s business through the acquisition of other businesses or business assets, raising capital, issuing stock options or other equity based incentives to directors, officers or employees, establishing strategic relationships with other companies and for working capital and general corporate and other purposes as the Board may determine.  Except in specific circumstances where stockholder approval is required by applicable law, a regulatory authority or a third party, further stockholder approval for the issuance of the authorized Common Stock or Preferred Stock is not required. The Board believes that the proposed increase in the authorized capital stock will make a sufficient number of shares available in the short to medium term should the Company decide to use the shares for one or more of the purposes identified above or otherwise.

Current Capital Structure

There are currently 60,450,000 shares of authorized capital stock, including 50,000,000 shares of Class A Common Stock, par value $.005 per share, and 5,000,000 shares of Class B Common Stock, par value $.005 per share. As of the Record Date there were 38,047,538 shares of Class A Common Stock issued and outstanding, excluding 1,476,145 shares of Class A Common Stock held as treasury stock by the Company. There are currently no shares of Class B Common Stock issued and outstanding. The Company also has 5,450,000 shares of Preferred Stock authorized which the Board may issue in one or more series. The Board may fix, from time to time before issuance, the number of shares to be included in any series of Preferred Stock and the relative powers, preferences, rights and qualifications, limitations or restrictions on such series. There are currently no shares of Preferred Stock issued or outstanding.

The table below sets forth information as of the Record Date relating to the Company’s equity compensation plans and employee stock purchase plan.

Plan Type	Outstanding Options	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by stockholders	3,373,085	924,609
Equity compensation plans not approved by stockholders	14,712	17,025
Employee stock purchase plan	—	794,977

As previously disclosed by the Company, the Board is engaged in a search for a new CEO to replace the current CEO, Gregory D. Derkacht, who has announced his intent to retire not later than June 30, 2006.  In connection with the recruitment and hiring of a new CEO, the Company may offer equity of the Company to the new CEO.  If a new CEO is hired before the Annual Meeting, it is possible that the Company will take advantage of an exception to the NASDAQ rules requiring stockholder approval of equity compensation arrangements, which would allow the Board to grant equity of the Company (outside the Company’s stockholder-approved equity plans) to a person not previously an employee of the Company as an inducement to the individual’s entering into employment with the Company.  An inducement award may be in the form of stock options, restricted stock, stock-settled stock appreciation rights or other forms of equity awards.  As required by relevant Commission and NASDAQ rules, the Company would announce any such inducement award in a press release and in a Form 8-K filing with the Commission.  If a new CEO is hired after the Annual Meeting and if stockholders approve the proposed 2005 Incentive Plan at the Annual Meeting, it is expected that any equity awards to the new CEO will be made under the 2005 Incentive Plan (and the NASDAQ exception for inducement awards will not be relied upon).

Proposed Capital Structure

By approving Proposal 2, you are voting to increase the Company’s authorized capital stock by an additional 14,550,000 shares for total authorized capital stock of 75,000,000 shares; the overall increase consists of an increase of currently authorized Common Stock, the elimination of Class A Common Stock and Class B Common Stock and a decrease of 450,000 shares of authorized Preferred Stock, resulting in the authorized capitalization set forth below:

•       70,000,000 shares of Common Stock, par value $.005 per share. Each share of Class A Common Stock issued and outstanding upon the filing of the Proposed Restated Certificate with the Delaware Secretary of State will automatically be reclassified as one share of Common Stock without any further action by the Company or any stockholder.

•       5,000,000 shares of Preferred Stock, par value $.01 per share. The Board will be authorized to issue the shares of Preferred Stock in one or more series and to fix, from time to time before issuance, the number of shares to be included in any series of Preferred Stock and the relative powers, preferences, rights and qualifications, limitations or restrictions on such series.

The practical effects of the proposed changes to the Company’s authorized capitalization are to: (i) increase the total number of authorized shares, (ii) eliminate provisions relating to stock that is no longer outstanding, (iii) re-designate the Class A Common Stock “Common Stock” without modification to the rights, preferences or privileges associated with the Class A Common Stock and (iv) reduce the number of authorized shares of Preferred Stock. Class A Common Stock has been the only class of Company stock outstanding since 1995, and it has the rights, preferences and privileges normally associated with the common stock of a Delaware corporation. By designating the Company’s common stock “Common Stock,” the Board hopes to promote stockholders’ and other market participants’ understanding of the Company’s capital structure.

There are currently 60,450,000 shares of authorized capital stock. By voting in favor of Proposal 2, you are voting to increase the Company’s authorized capital stock by an additional 14,550,000 shares for total authorized capital stock of 75,000,000 shares, consisting of 70,000,000 shares of Common Stock, par value of $.005 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. There is no present obligation to issue additional Common Stock or Preferred Stock, except as may be required in connection with the exercise of outstanding stock option grants, and the Board has not yet designated any rights, preferences, privilege or series for the Preferred Stock. The Company also has no present plans to issue Preferred Stock.

The following table summarizes certain significant differences between the Current Certificate and the Proposed Restated Certificate relating to the Company’s capital structure that would occur if Proposal 2 is approved. The tabular summary below is qualified in its entirety by reference to the full text of the Proposed Restated Certificate attached as Annex A.

Changes in Capital Structure
Subject	Current Certificate	Proposed Restated Certificate	Summary of Differences
Authorized Capital Stock	Article IV	Article IV Section 1	• Authorized capital stock will increase from 60,450,000 shares to 75,000,000 shares, an increase of 14,550,000 shares.
Common Stock	Article IV	Article IV Section 3	• The designated Class B Common Stock will be eliminated.
• The former Class A Common Stock will be re-designated “Common Stock” without modification to the rights, preferences or privileges associated with the Class A Common Stock.
• Authorized shares of Common Stock will increase from 50,000,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock to 70,000,000 shares of Common Stock.

•  Each share of Class A Common Stock issued and outstanding upon the filing of the Amended Certificate with the Delaware Secretary of State will automatically be reclassified as one share of Common Stock without any further action by the Company or any stockholder.

Preferred Stock	Article IV	Article IV Section 2	• Authorized Preferred Stock will decrease by 450,000 shares.

•  5,000,000 shares of Preferred Stock will be authorized, which the Board may issue in one or more series; and the Board may fix, from time to time before issuance, the number of shares included in any series of Preferred Stock and the relative powers, preferences, rights and qualifications, limitations or restrictions on such series.

Vote Required

The approval of Proposal 2 requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock. Accordingly, an abstention will have the legal effect of a vote against this proposal. No dissenters’ rights are available under the General Corporation Law of the State of Delaware (“Delaware Law”) or under the Current Certificate or the Company’s Bylaws to any stockholder who dissents from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL 3: Modernize, make consistent and otherwise clarify the Current Certificate

In this proposal, the Company is seeking stockholder approval of certain additional amendments that would be effected by adoption of the Proposed Restated Certificate. The remaining amendments in the Proposed Restated Certificate are being proposed to change provisions in the Current Certificate in order to: (i) be more consistent with, and take greater advantage of, the provisions of Delaware Law and the Bylaws of the Company and (ii) eliminate unnecessary provisions of the Current Certificate, including provisions which are adequately addressed under Delaware Law or in the Bylaws of the Company. In addition, the Proposed Restated Certificate contains a number of provisions in which there is no substantive change from the Current Certificate, although the provisions have been re-worded or re-ordered to improve clarity and readability.

The following table summarizes certain significant differences between the Current Certificate and the Proposed Restated Certificate that would occur if Proposal 3 is approved. The tabular summary below is qualified in its entirety by reference to the full text of the Proposed Restated Certificate attached as Annex A.

Additional Amendments
Subject	Current Certificate	Proposed Restated Certificate	Summary of Differences
Board of Directors	Article VI	Article VI	• Provisions relating to actions that the Board is authorized to take will be removed because they are adequately addressed under Delaware Law.
Bylaws	No Provision	Article VI	• Consistent with the amendment requirements of the Bylaws, a provision requiring the approval of a majority of the outstanding shares to amend certain Bylaws will be added.
Stockholders Meetings; Location of Books; Election of Directors by Written Ballot	Article VII	No Provision	• Provisions addressing these subjects will be removed because they are addressed in the Company’s Bylaws.

Additional Amendments
Subject	Current Certificate	Proposed Restated Certificate	Summary of Differences
Contracts with Directors and Officers	Article VIII	No Provision	• Provisions stating the law regarding contracts with directors, officers and interested directors will be removed because these matters are adequately addressed under Delaware Law.
Electronic Transmission of Stockholder Ballot	No Provision	Article VIII	• Provision enabling the stockholders to vote on the election of directors by electronic transmission, as permitted under Delaware Law, will be added.
Personal Liability of Directors and Indemnification	Article IX and Article X	Article IX and Article X

•  Provision limiting the personal liability of directors will be updated to eliminate specific exclusions from this protection and provide more generally for such protection as permitted under Delaware Law.

•  A provision will be added to permit the indemnification of directors and officers after the individual ceases to be a director or officer of the Company for legal actions relating to their service as a director or officer of the Company, in accordance with Delaware Law.

Vote Required

The approval of Proposal 3 requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock. Accordingly, an abstention will have the legal effect of a vote against this proposal. No dissenters’ rights are available under Delaware Law or under the Current Certificate or the Company’s Bylaws to any stockholder who dissents from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

ADOPTION OF THE 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN

On December 1, 2004, the Board approved and is submitting for adoption by the stockholders the 2005 Equity and Performance Incentive Plan (the “2005 Incentive Plan”). The 2005 Incentive Plan will become effective upon adoption by the stockholders. A copy of the 2005 Incentive Plan is attached to this Proxy Statement as Annex B. The 2005 Incentive Plan is intended to meet the Company’s objective of balancing stockholder concerns about dilution with the need to provide appropriate incentives to achieve company performance objectives.

If the 2005 Incentive Plan is adopted, the Board shall terminate the following existing stock option plans of the Company for executives, key employees and non-employee directors:  (i) the 1994 Stock Option Plan, as amended, (ii) the 1996 Stock Option Plan, (iii) the 1997 Management Stock Option Plan, (iv) the MessagingDirect Ltd. Amended and Restated Employee Share Option Plan, (v) the 2000 Non-Employee Director Stock Option Plan, and (vi) the 2002 Non-Employee Director Stock Option Plan, as amended. Termination of such plans will not affect any options outstanding under these plans immediately prior to termination thereof.

The Company currently expects that the 1999 Stock Option Plan will remain in effect. As of the Record Date, there were 2,137,612 options for shares of Common Stock outstanding under the 1999 Stock Option Plan 282,571 shares remained available for future option grants under the 1999 Stock Option Plan. The Company may elect to take advantage of an exception to the NASDAQ rules requiring stockholder approval of equity compensation arrangements, which would allow the Board to grant equity of the Company (outside the Company’s stockholder-approved equity plans) to a successor CEO as an inducement to entering into employment with the Company as previously discussed under Proposal 2.

Purpose of the 2005 Incentive Plan

The ability to maintain a market competitive stock-based incentive program by making available various stock compensation awards.    The 2005 Incentive Pan is intended to give the Company greater flexibility in providing competitive incentive compensation that closely aligns the interests of key employees and officers with those of the Company’s stockholders. The proposed 2005 Incentive Plan permits the grant of additional types of incentive awards, such as restricted stock awards, performance awards and stock appreciation rights, that will provide the Company with greater flexibility in designing stock and performance based incentives for executives, key employees and non-employee directors.

The furtherance of many compensation and governance best practices.   The 2005 Incentive Plan prohibits stock option re-pricing, contains a 2,500,000-share limit on the number of shares that may be issued in connection with restricted stock awards and performance awards during the life of the plan and contains a 1,000,000-share limit on the number of shares that may be issued in connection with stock options, stock appreciation rights, restricted stock awards or other awards during any calendar year. The 2005 Incentive Plan does not contain an evergreen feature (evergreen features provide for automatic replenishment of authorized shares available under the plan).

Summary Description of the 2005 Incentive Plan

The summary description of the 2005 Incentive Plan provided below is qualified in its entirety by reference to the full text of the plan attached as Annex B. The 2005 Incentive Plan will provide for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, performance awards and other awards (“Awards”).

Plan Benefits

Any person who is an employee or non-employee director of the Company and certain of its subsidiaries and affiliates will be eligible to be considered for Awards under the 2005 Incentive Plan. The Board will have the authority to select the individuals to whom Awards will be granted. Future awards under the 2005 Incentive Plan will be discretionary so that it is impossible to determine who will receive Awards and in what amounts in the event the 2005 Incentive Plan is adopted. There currently is no intention to make any Award of any specific amount to any specific individual in the event that the stockholders adopt the 2005 Incentive Plan, although each of the Company’s current executive officers and directors would be eligible to participate.

Shares Available Under the Plan

Plan Share Limits.   Subject to adjustment in certain circumstances as discussed below, the maximum number of shares of Common Stock that may be issued or transferred in connection with Awards granted under the 2005 Incentive Plan will be the sum of (i) 3,000,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by options granted under the following Company plans which are forfeited, expire or are canceled without delivery of Common Stock or which result in the forfeiture or relinquishment of Common Stock back to the Company: (A) the 1994 Stock Option Plan, as amended, (B) the 1996 Stock Option Plan, (C) the 1997 Management Stock Option Plan, (D) the MessagingDirect Ltd. Amended and Restated Employee Share Option Plan, (E) the 2000 Non-Employee Director Stock Option Plan, and (F) the 2002 Non-Employee Director Stock Option Plan (collectively the “Prior Plans”). As of the Record Date, there were 1,250,185 options for shares of Common Stock outstanding under the Prior Plans and 659,063 shares remained available for future option grants under the Prior Plans. To the extent Awards granted under the 2005 Incentive Plan terminate, expire, are canceled without being exercised, are forfeited or lapse for any reason, the shares of Common Stock subject to such Award will again become available for grants under the 2005 Incentive Plan.

As of the Record Date, the per share closing price of the Company’s Common Stock as reported on The NASDAQ Stock Market was $18.10.

Individual Limits.   The aggregate number of shares of Common Stock that may be issued upon exercise of incentive stock options will not exceed 3,000,000 shares of Common Stock. The aggregate number of shares of Common Stock that may be issued as restricted stock, restricted stock units, performance shares or performance units during the life of the 2005 Incentive Plan will not exceed 2,500,000 shares. No Participant will receive stock options, stock appreciation rights, restricted stock, restricted stock units and other awards under the 2005 Incentive Plan, during any calendar year, for more than 1,000,000 shares of Common Stock. In addition, no Participant (defined below) may receive performance shares or performance units having an aggregate value on the date of grant in excess of $5,000,000 during any calendar year. Each of the limits described above may be adjusted equitably to accommodate a change in the capital structure of the Company as described below.

Adjustments.   The Board may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Awards, in the option price and base price provided in outstanding options and appreciation rights, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding Awards alternative consideration it determines to be equitable under the circumstances and may require in connection therewith the surrender of any Awards replaced. The Board may also make or provide for such adjustments in the numbers of shares reserved under the 2005 Incentive Plan as the Board may determine is appropriate to reflect any transaction or event described above.

Eligibility and Administration

Eligibility.   Officers, key employees and non-employee directors of the Company and its subsidiaries and affiliates are eligible to participate in the 2005 Incentive Plan. The Board shall, in its discretion, select the persons to receive Awards (the “Participants”). The number of Participants may vary from year to year. It is not possible to state in advance the exact number or identity of the Participants or the amounts of any Awards.

Administration of the 2005 Incentive Plan.   The 2005 Incentive Plan will be administered by the Board, which may delegate all or any part of its authority to the Compensation Committee of the Board (or a subcommittee thereof); provided, however, the Compensation Committee is comprised of two or more individuals who are “non-employee directors” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Board has the sole authority to determine (i) the Participants to whom Awards are to be granted under the 2005 Incentive Plan; (ii) the type, size and terms of each Award; (iii) the time when the Awards are to be made and the duration of the exercise, restriction period or performance period, including the criteria for exercisability and any acceleration of exercisability; (iv) the amendment of the terms of any previously issued Award; and (v) any other matters arising under the 2005 Incentive Plan.

Award Agreements.   All Awards are subject to the terms and conditions set forth in the 2005 Incentive Plan and to such other terms and conditions consistent with the 2005 Incentive Plan as the Board deems appropriate and which are specified in a writing (an “Award Agreement”) by the Board to the designated individual. The Board may approve the form and provisions of each Award Agreement to an individual. Awards under the 2005 Incentive Plan need not be uniform among the designated individuals receiving the same type of Award. Each Award Agreement may designate: (i) whether the vesting period, restriction period, performance period or other restrictions on transfer will accelerate or lapse early upon a change-in-control of the Company; (ii) whether the Award will include dividends or dividend equivalents on a current, deferred or contingent basis; and (iii) any other terms and conditions the Board may deem appropriate.

Management Objectives

The 2005 Incentive Plan provides for the establishment of “Management Objectives” which are measurable objectives established for Participants who have received grants of performance shares or performance units (collectively “Performance Awards”) or, when determined by the Board, other Awards granted pursuant to the 2005 Incentive Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the subsidiary, affiliate, division, department, region or function within the Company or subsidiary or affiliate which employs the Participant. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Award to a “covered employee” as defined in Section 162(m) of the Code will be based on specified levels of growth in one or more of the following criteria:  (a) cash flow/net assets ratio, (b) debt/capital ratio, (c) return on total capital, (d) return on equity, (e) earnings per share growth, (f) revenue growth, (g) total return to stockholders, (h) backlog, and (i) contribution margins. If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances make the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement as it deems appropriate subject to certain limitations on modifications to “covered employees” under Section 162(m) of the Code. The Board may also utilize Management Objectives to make other Awards granted to covered employees qualify as performance based awards under Section 162(m) of the Code.

Payment of Awards

Any Award grant may specify that the amount payable to a Participant under the respective Award may be paid by the Company in cash, in shares of Common Stock or in any combination thereof, and may either grant to the Participant or retain for the Board the right to elect among those alternatives. Any Award grant may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed a maximum amount or number specified by the Board at the date of grant.

Stock Options

Types and Eligibility.   The 2005 Incentive Plan provides that the Board may grant Participants options to purchase shares of Common Stock intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), or nonqualified stock options (“NQSO”) that are not intended to so qualify, or any combination of ISOs or NQSOs (collectively, “Options”). ISOs may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

Exercise and Option Price.   No Option will be exercisable more than ten years from the date of grant. The option price per share for any Option granted under the 2005 Incentive Plan may not be less than the market value per share of Common Stock on the day immediately preceding the date of the grant. The exercise of an Option will result in the cancellation, on a share-for-share basis, of any tandem stock appreciation right granted in connection with such Option.

Stock Appreciation Rights

Types.   Stock appreciation rights (“Appreciation Rights”) are the right to receive from the Company an amount determined by the Board and expressed as a percentage (not exceeding 100%) of the “spread” at the time of exercise. The Board may grant “tandem” Appreciation Rights in connection with an Option granted under the 2005 Incentive Plan or “freestanding” Appreciation Rights unrelated to any Option. The “spread” in the case of a freestanding Appreciation Right is the amount by which the market value of the Company’s Common Stock on the date of exercise exceeds the base price specified in the right. The “spread” in the case of tandem Appreciation Rights is the amount by which the fair market value of the Company’s Common Stock on the date of exercise exceeds the option price specified in the related Option.

Tandem Appreciation Rights.   Tandem Appreciation Rights may be granted either at or after the time the related Options are granted and while the Options remain outstanding; however, in the case of an ISO such rights may only be granted at the time the Option is granted. The number of tandem Appreciation Rights that are exercisable during any given period of time may not exceed the number of shares of Common Stock that the Participant may purchase upon the exercise of the related Option during such period of time. Upon the exercise of the related Option, the tandem Appreciation Right relating to Common Stock covered by such Option will terminate. Upon the exercise of a tandem Appreciation Right, the Option relating to the Common Stock covered by such Appreciation Right will terminate. Tandem Appreciation Rights may be exercised (i) only at a time when the related Option is exercisable and (ii) at a time when the “spread” is positive. The Award Agreement for a tandem Appreciation Right will identify the related Options.

Freestanding Appreciation Rights.   Freestanding Appreciation Rights must specify a base price (which must be equal to or greater than the market value on the grant date) and the period(s) of continuous employment of the Participant by the Company or any subsidiary or affiliate that are necessary before the freestanding Appreciation Right or installments thereof become exercisable. No freestanding Appreciation Right granted under the 2005 Incentive Pan may be exercised more than ten years from the grant date.

Restricted Stock and Restricted Stock Units

Restricted Stock.   The Board may issue or transfer shares of Common Stock to Participants under a restricted stock grant for consideration or no consideration, and subject to restrictions, as determined by the Board. All restricted stock Awards will transfer ownership of such shares of restricted stock to the Participant and entitle the Participant to voting, dividend and other ownership rights, but the Participant’s ownership of the restricted shares shall be subject to substantial risk of forfeiture and restrictions on transfer. The Board may establish conditions under which restrictions will lapse over a period of time based upon the achievement of performance goals or according to such other criteria as the Board deems appropriate (the “Restriction Period”). The Restriction Period will not be less than one year. The Award Agreement for restricted stock Awards will specify any Management Objectives that, if achieved, will result in the termination or early termination of the restrictions on the restricted shares including, without limitation, any minimum acceptable levels of achievement or formulas for determining the number of restricted shares on which the restrictions will terminate.

Restricted Stock Units.   The Board may award to Participants the right to receive Common Stock or cash at the end of a specified period (“Restricted Stock Unit”), for consideration or no consideration. Each Restricted Stock Unit will be subject to a Restriction Period of not less than one year. The Restriction Period for Restricted Stock Units shall be designated in the Award Agreement.

During the Restriction Period, the Participant will have no rights of ownership in the Restricted Stock Units, including voting rights, and will have no right to transfer his or her rights.

Performance Shares and Performance Units

Performance Shares and Performance Units.   The Board may award Participants “Performance Shares” or “Performance Units” (collectively, “Performance Awards”) which will become payable to a Participant upon the achievement of specified Management Objectives. A “Performance Share” is a bookkeeping entry that records the equivalent of one share of Common Stock and a “Performance Unit” is a bookkeeping entry that records a unit equivalent to $1.00. Each Award Agreement for Performance Awards will specify: (i) the number of Performance Shares or Performance Units granted; (ii) the period of time established for the Participant to achieve the Management Objectives, which may not be less than one (1) year from the grant date (the “Performance Period”); (iii) the Management Objectives and a minimum acceptable level of achievement as well as a formula for determining the number of Performance Shares or Performance Units earned if performance is at or above the minimum level but short of full achievement of the Management Objectives; and (iv) any other terms that the Board may deem appropriate.

Other Awards.

Other Awards.   The Board may grant shares of Common Stock as a bonus, cash bonuses or may grant other awards in lieu of the obligations of the Company to pay cash or deliver property under the 2005 Incentive Plan or under other plans or compensatory arrangements.

Amendments and Termination

Plan.   The 2005 Incentive Plan shall be effective as of the date it is adopted by the stockholders of the Company. No grant will be made under the 2005 Incentive Plan more than ten years after the date on which the plan is first adopted by the stockholders of the Company. The Board may amend or terminate the 2005 Incentive Plan at any time; provided, however, the Board will not amend the Plan without stockholder approval if such approval is required to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements. Except for adjustments permitted under the terms of the 2005 Incentive Plan (i) the Board will not, without approval of the stockholders, authorize the amendment of any outstanding Option to reduce the option price, and (ii) no Option will be cancelled and replaced with Awards having a lower option price without the approval of the stockholders. Awards granted under the 2005 Incentive Plan prior to its termination will remain outstanding until exercised or until the end of the term of such Awards. The termination of the 2005 Incentive Plan will not impair the power and authority of the Board with respect to Awards that remain outstanding after termination of the 2005 Incentive Plan.

Outstanding Awards.   The Board may amend the terms of an Award granted under the 2005 Incentive Plan, prospectively or retroactively, provided such amendment does not materially impair the rights of a Participant without the Participant’s consent. An outstanding Award may otherwise be amended by agreement of the Company and the Participant consistent with the Plan.

Federal Income Tax Consequences.

The following is only a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the 2005 Incentive Plan. This summary does not purport to be a complete analysis of all potential U.S. federal income tax or other tax consequences relevant to Participants, or to describe tax consequences based upon particular circumstances. In addition, the summary does not address the income tax laws of any municipality, state or foreign country in which a Participant may reside and to which a Participant may be subject.

In general, a Participant will not recognize income at the time a NQSO is granted. At the time of exercise, the Participant will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

A Participant generally will not recognize income upon the grant or exercise of an ISO. If shares issued to a Participant upon the exercise of an ISO are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the Participant, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the Participant as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the Participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the Participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. Subject to certain exceptions for death or disability, if a Participant exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a NQSO. In addition, the exercise of an ISO will be treated essentially the same as the exercise of a NQSO for purposes of the federal alternative minimum tax (“AMT”), which exercise may subject the Participant to AMT.

The tax consequences associated with Appreciation Rights or any other stock-based Award under the 2005 Incentive Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions on transfer, the nature of the property to be received by the Participant under the Award and the Participant’s holding period and tax basis for the Award or underlying Common Stock.

A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the restricted shares, will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted  shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

A Participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment in respect of performance shares or performance units, the Participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

To the extent that a Participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the Participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) of the Code.   Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to its CEO or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received by such officers upon the exercise of Options and Appreciation Rights and the value of shares of restricted stock at the time the Restriction Period lapses with respect to those shares. An exception does exist, however, for “performance-based compensation,” including amounts received upon the exercise of Options and Appreciation Rights pursuant to a plan adopted by stockholders that meets certain requirements. The 2005 Incentive Plan is intended to satisfy these requirements; therefore, Awards of Options and Appreciation Rights thereunder will generally qualify as “performance-based compensation.” Restricted stock grants may qualify as “performance-based compensation” depending on the terms of the grant.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of Common Stock under the 2005 Incentive Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2005 Incentive Plan by the Company’s stockholders.

Vote Required

The adoption of the 2005 Incentive Plan requires the affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting. Accordingly, an abstention will have the legal effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN.

REPORT OF AUDIT COMMITTEE

During fiscal 2004, Audit Committee members were Messrs. Alexander, Sanchez and Stokely, each having served for the entire fiscal year. Mr. Curtis was appointed to the Audit Committee by the Board on January 27, 2004. Mr. Kever served on the Audit Committee until December 9, 2003. Each of the directors serving on the Audit Committee is “independent” as defined in Rule 4200(a) of the NASD listing standards. The Board has determined  that each of the members meets the NASD regulatory requirements for financial literacy and that Mr. Stokely is an “audit committee financial expert” as defined under Commission rules. The Audit Committee operates pursuant to a charter (the “Audit Committee Charter”) approved and adopted by the Board. A copy of the Audit Committee Charter is available on the Company’s website at www.tsainc.com in the Investors — Corporate Governance section.

The Audit Committee, on behalf of the Board, oversees the Company’s financial reporting process as more fully described in the Audit Committee Charter. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent auditors, KPMG, LLP (“KPMG”), are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the U.S. and to issue a report thereon. In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited financial statements and the footnotes thereto in the Company’s annual report on Form 10-K for fiscal 2004 with management and KPMG, and (ii) discussed the quality, not just the acceptability, of the accounting principles, of the reasonableness of significant judgments and the clarity of the disclosures in the financial statements with management and KPMG. The Audit Committee discussed with the Company’s internal auditors and KPMG, with and without management present, their evaluations of the Company’s internal accounting controls.

The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements, in all material respects, to accounting principles generally accepted in the U.S. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent auditors under Statement on Auditing Standards No. 61, as amended. The Company’s independent auditors have expressed the opinion that the Company’s audited financial statements conform, in all material respects, to accounting principles generally accepted in the U.S. The independent auditors have full and free access to the Audit Committee.

The Audit Committee discussed with the Company’s independent auditors their independence from management and the Company, and received from them the written disclosures and the letter concerning the independent auditors’ independence required by the Independence Standards Board Standard No. 1.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for fiscal 2004 for filing with the Commission. The Audit Committee also recommended to the Board the selection of KPMG to serve as the Company’s independent auditors for the fiscal year ending September 30, 2005.

MEMBERS OF THE AUDIT COMMITTEE
John E. Stokely, Chairman Roger K. Alexander Frank R. Sanchez John D. Curtis

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended, and the Board has approved, the appointment of KPMG as the Company’s independent auditors for the fiscal year ending September 30, 2005, subject to stockholder ratification. The Company initially engaged KPMG to serve as its independent auditors on May 29, 2002. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement should they so desire and to respond to appropriate questions.

Audit Fees.   The aggregate fees billed by KPMG for professional services rendered for the audit of the Company’s annual consolidated financial statements for fiscal 2004, as well as additional amounts billed after January 27, 2004, the date of last year’s proxy statement, for the fiscal 2003 audit totaled approximately $1.1 million. The aggregate fees billed by KPMG for professional services rendered for the audit of the Company’s annual consolidated financial statements for fiscal 2003, as well as additional amounts billed after January 24, 2003 for the fiscal year 2002 audit and the re-audit of the Company’s annual consolidated financial statements for fiscal 2001 and 2000, totaled approximately $2.8 million.

Audit-Related Fees.   The aggregate fees billed by KPMG for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported under “Audit Fees” above totaled $177,000 for fiscal year 2004. The professional services rendered consisted of (i) research and consultation related to the Company’s implementation of requirements of the Sarbanes-Oxley Act of

2002; (ii) services associated with the Company’s filing of an SEC S-8 registration statement; and (iii) other technical accounting consultations. There were no fees billed by KPMG for audit-related services in fiscal year 2003.

Tax Fees.   The aggregate fees billed by KPMG for tax-related services rendered to the Company for fiscal 2004 and 2003 totaled approximately $630,000 and $704,000, respectively. Tax fees billed by KPMG during fiscal 2004 and 2003 related primarily to tax planning projects and, to a lesser extent, tax compliance issues, including assistance in the preparation of (i) expatriate tax returns and payroll calculations, (ii) original and amended foreign income tax returns, (iii) amended state income tax returns, and (iv) foreign tax credit calculations.

All Other Fees.   In fiscal 2004, there were no other fees billed by KPMG for services rendered to the Company, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”  For fiscal 2003, the aggregate other fees totaled approximately $7,000 related to assistance in foreign jurisdictions with a benefits survey, work permits and other minor projects.

The Audit Committee has considered whether the provision of the services by KPMG, as described above in “Tax Fees” and “All Other Fees,” is compatible with maintaining the independent auditor’s independence.

Pre-Approval of Audit and Non-Audit Services

The Company has adopted policies and procedures for pre-approval of all audit and non-audit services to be provided to the Company by its independent auditor and its member firms (collectively, the “Independent Auditor”). Under these policies and procedures, all audit and non-audit services to be performed by the Independent Auditor must be approved by the Audit Committee. A proposal for audit and non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the Independent Auditor are also required. Any engagement letter relating to a proposal must be presented to the Audit Committee for review and approval, and the chairman of the Audit Committee may sign, or authorize an officer of the Company to sign, such engagement letter.

All services provided by the Independent Auditor in fiscal 2004 were approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of the proposal. Because only a majority of shares actually voting is required to approve Proposal 5, an abstention will have no effect on the outcome of the voting on this proposal

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2005.

INFORMATION REGARDING STOCK OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of December 31, 2004 by (i) each of the Company’s directors, (ii) each of the Company’s executive officers named in the Summary Compensation Table below, (iii) all executive officers and directors of the Company as a group, and (iv) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock. The percentages in this table are based on 38,047,538 outstanding shares of Common Stock, exclusive of 1,476,145 shares of Common Stock held as treasury stock by the Company. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options held by that person that will be exercisable within 60 days of December 31, 2004, are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial Owner	Number of Shares	Percent
Royce & Associates, LLC. (1) 1414 Avenue of the Americas, New York, NY 10019	4,157,000	10.93
Brown Capital Management, Inc. (1) 1201 N. Calvert Street, Baltimore, MD 21202	3,329,100	8.75
Barclays Global Investor, N.A. (1) 45 Fremont Street, San Francisco, CA 94105	3,058,112	8.01
Westfield Capital Management Company, Inc. (1) 1 Financial Center, Boston, MA 02111-2690	2,093,639	5.50
Jana Partners, L.L.C. (1) 201 Post Street, Suite 1000, San Francisco, CA 94108	1,949,756	5.12
Gregory D. Derkacht (2)	238,600	*
Mark R. Vipond (3)	226,769	*
Anthony J. Parkinson (4)	100,611	*
Jim D. Kever (2)	44,116	*
Roger K. Alexander (2)	39,582	*
David R. Bankhead (2)	37,500	*
Dennis D. Jorgensen (2)	27,499	*
Frank R. Sanchez (2)	15,999	*
Harlan F. Seymour (2)	15,999	*
John D. Curtis (2)	6,666	*
John E. Stokely (2)	6,666	*
All Directors and current Executive Officers as a group (13 persons)	788,853	2.07

*                    Less than 1% of the outstanding Common Stock.

(1)            The number of shares in this table is based on reporting from NASDAQ Online as of September 30, 2004, based on Schedule 13G and 13F filings as of that date as well as a Schedule 13G filing as of December 2, 2004. The Company is not aware of any additional filings by any person or company known to beneficially own more than five percent of the outstanding shares of Common Stock.

(2)     Consists solely of shares issuable upon exercise of vested stock options (as of 60 days following December 31, 2004).

(3)     Includes 197,593 shares issuable upon exercise of vested stock options (as of 60 days following December 31, 2004), 24,176 shares owned directly and 5,000 shares owned by Mr. Vipond’s wife.

(4)     Includes 95,611 shares issuable upon exercise of vested stock options (as of 60 days following December 31, 2004) and 5,000 shares owned directly.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the rules of the Commission require the Company’s directors, certain officers and beneficial owners of more than ten percent of the outstanding Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on behalf of its executive officers on the basis of information obtained from them and review the forms submitted to the Company by its non-employee directors and beneficial owners of more than ten percent of the Common Stock. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors, officers and beneficial owners of more than ten percent of the Common Stock during or with respect to fiscal 2004 were filed on time.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

The following table sets forth certain compensation information for fiscal 2004, 2003 and 2002 as to the Company’s CEO and its four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2004. The listed individuals are collectively referred to in this Proxy Statement as the “Named Executive Officers” of the Company.

Summary Compensation Table
		Annual Compensation			Long Term Compensation
Name and Principal Position	Year Ended September 30,	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)(3)	LTIP Payouts ($)(4)	All Other Compensation ($)(5)
Gregory D. Derkacht (6) President and Chief Executive Officer	2004 2003 2002	360,000 345,000 225,000	189,934 217,421 104,244	937 84,963 32,789	— — 500,000	— — —	4,144 4,136 4,089
Mark R. Vipond Senior Vice President and President — ACI Worldwide	2004 2003 2002	239,200 239,200 230,000	210,911 193,727 134,558	5,487 — —	50,000 — 76,000	39,191 32,503 —	4,144 4,136 4,117
Anthony J. Parkinson Senior Vice President and President — Insession Technologies	2004 2003 2002	210,000 210,000 200,000	200,893 144,239 116,750	— — —	40,000 — 66,000	262,506 — —	4,144 4,136 4,117
Dennis D. Jorgensen Senior Vice President and President — IntraNet	2004 2003 2002	200,000 200,000 200,000	223,154 128,124 195,398	24,000 24,000 24,000	30,000 — 62,000	35,432 — —	4,000 4,300 5,215
David R. Bankhead (7) Senior Vice President, Chief Financial Officer andTreasurer	2004 2003 2002	225,000 48,098 —	142,450 — —	42,306 8,076 —	— 150,000 —	— — —	7,613 — —

(1)    The Company’s executive officers were eligible for quarterly cash incentive compensation amounts payable pursuant to the Company’s Management Incentive Compensation Plan. Such incentive compensation amounts were generally based upon the Company’s revenue, profit attainment, backlog, cash flow and the financial performance of the executive’s division, with each component having an established weighting within the plan. Mr. Derkacht’s fiscal 2003 amount includes a special bonus of $50,000 paid in connection with achievement of certain corporate objectives relating to the completion of CEO transition activities.

(2)    For Mr. Derkacht, this amount includes reimbursement of moving expenses (and the income taxes attributable thereto) in fiscal 2003 and 2002 in the amounts of $83,996 and $26,789, respectively, incremental amounts paid by the Company totaling $937 and $967, respectively in fiscal 2004 and fiscal 2003 for his personal use of the Company airplane, and $6,000 in fiscal 2002 for consulting services rendered by Mr. Derkacht between December 3, 2001 and December 7, 2001. For Mr. Vipond, this amount includes the value of a trip in the amount of $5,487. For Mr. Jorgensen, this amount includes a $24,000 annual car allowance. For Mr. Bankhead, this amount includes reimbursement of moving expenses (and the income taxes attributable thereto) in fiscal 2004 and fiscal 2003 in the amounts of $42,306 and $8,076, respectively.

(3)    Includes options granted under the Company’s 1999, 1996 and 1994 Stock Option Plans, and further includes those options granted pursuant to the voluntary stock exchange program in fiscal 2002.

(4)    Includes payment of deferred compensation amounts in fiscal 2004 to Messrs. Vipond, Parkinson and Jorgenson of $39,191, $262,506 and $35,432, respectively, and a $32,503 deferred compensation payment to Mr. Vipond in fiscal 2003. The Company had a Deferred Compensation Plan (the “DC Plan”) that, during calendar years 1999 and 2000, allowed certain management personnel to defer receipt of their compensation until a future date or until termination of their employment with the Company. Participants in the DC Plan were 100% vested in the sums deferred and the earnings/losses attributed thereto resulting from hypothetical investments made under the terms of the DC Plan. The Company has terminated the DC Plan. The amounts paid to Messrs. Vipond, Parkinson and Jorgenson represent the final distributions from the Plan made on January 15, 2004.

(5)    Includes contributions made to the Company’s 401(k) Retirement Plan. For fiscal 2004, the Company’s contributions to the Company’s 401(k) Retirement Plan were $4,000 for each of Messrs. Derkacht, Vipond, Parkinson, and Jorgensen, and $7,469 for Mr. Bankhead.

(6)    Mr. Derkacht’s employment with the Company commenced in January 2002. Accordingly, compensation information for fiscal 2002 reflects less than full-year amounts.

(7)    Mr. Bankhead’s employment with the Company commenced in July 2003. Accordingly, compensation information for fiscal 2003 reflects less than full-year amounts.

Options Granted in Last Fiscal Year

The following table sets forth information concerning the grant of stock options to each of the Named Executive Officers in fiscal 2004. All of these options were granted under the Company’s 1994 Stock Option Plan, as amended, 1996 Stock Option Plan and 1999 Stock Option Plan at exercise prices equal to the fair market value of the Common Stock on the grant dates. The options expire ten years from their date of grant. Commission rules require the Company to show hypothetical gains that the Named Executive Officers would have for these options at the end of their terms. The Company calculated these gains assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term as required by Commission rules. These rates of stock price appreciation are not the Company’s estimate or projection of future stock prices.

Option Grants In Last Fiscal Year
	Number of	Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Securities	Percent of Total
	Underlying	Options Granted	Exercise
	Options	to Employees in	Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/sh)	Date	5%($)	10%($)
Gregory D. Derkacht	—	—	—	—	—	—
Mark R. Vipond	6,975	2.53%	18.00	10/17/13	78,958	200,094
	10,729	3.90%	18.00	10/17/13	121,453	307,787
	32,296	11.73%	18.00	10/17/13	365,594	926,487
Anthony J. Parkinson	5,580	2.03%	18.00	10/17/13	63,166	160,075
	8,584	3.12%	18.00	10/17/13	97,172	246,252
	25,836	9.38%	18.00	10/17/13	292,466	741,167
Dennis D. Jorgensen	4,185	1.52%	18.00	10/17/13	47,375	120,057
	6,438	2.34%	18.00	10/17/13	72,879	184,689
	19,377	7.04%	18.00	10/17/13	219,350	555,875
David R. Bankhead	—	—	—	—	—	—

(1)            Vesting of the options granted under the 1999 Stock Option Plan occurs on an annual pro rata basis over a term of three years from the date of grant. Vesting of options granted under the 1994 and 1996 Plans occurs on a monthly and annual pro rata basis over a term of 48 months from the grant date, respectively.

(2)            The potential realizable dollar value of a stock option is the product of (a) the difference between (i) the product of the per-share market price at the time of grant and the sum of one plus the assumed rate of appreciation compounded annually over the term of the stock option and (ii) the per-share exercise price of the stock option and (b) the number of securities underlying the stock option at the end of fiscal 2004.

Options Exercises in Last Fiscal Year

The following table sets forth information regarding stock option exercises by Named Executive Officers during fiscal 2004, along with option values as of September 30, 2004.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values
	Shares		Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)			Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name	Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable/ Unexercisable			Exercisable/ Unexercisable
Gregory D. Derkacht	101,400	1,087,869	198,600	/	200,000	1,607,367	/	1,688,334
Mark R. Vipond	36,000	407,833	182,216	/	66,212	553,752	/	153,544
Anthony J. Parkinson	10,389	126,707	85,611	/	50,000	384,946	/	106,450
Dennis D. Jorgensen	—	—	52,000	/	40,000	439,540	/	100,600
David R. Bankhead	—	—	37,500	/	112,500	312,938	/	938,813

(1)             Value realized is calculated based on the difference between the fair market value of the shares acquired and the prices of the exercised options.

(2)             Dollar value of unexercised in-the-money options is calculated based on the difference between the closing price of the Common Stock on The NASDAQ Stock Market on September 30, 2004  ($18.585 per share) and the exercise prices of the options held.

Equity Compensation Plans

The following table sets forth, as of September 30, 2004, certain information related to the Company’s compensation plans under which shares of Common Stock are authorized for issuance:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	3,784,129	$13.16	906,538
Equity compensation plans not approved by security holders (2)	16,145	$12.92	17,025
Total	3,800,274	$13.16	923,563

(1)   Does not include shares issuable under the 2005 Incentive Plan, the adoption of which is included as Proposal 4 in this Proxy Statement.

(2)            Includes the plans and arrangements described in this note but does not include shares issuable in the event the Company elects to take advantage of an exception to the NASDAQ rules requiring stockholder approval of equity compensation arrangements, which would allow the Board to grant equity of the Company (outside the Company’s stockholder-approved equity plans) to a successor CEO as an inducement to entering into employment with the Company as previously discussed under Proposal 2. In connection with its acquisition of MessagingDirect, Ltd. (“MDL”) in 2001, the Company assumed the MDL Amended and Restated Employee Share Option Plan. Options under this plan became 100% vested upon the acquisition and have terms of eight years from the original date of grant by MDL. Under the Company’s 2000 Non-Employee Director Stock Option Plan, options vest annually over a period of three years and have a term of ten years from the date of grant. The exercise price of options granted under the Company’s 2000 Non-Employee Director Stock Option Plan is equal to the fair market value of the underlying Common Stock at the time of grant. Stockholder approval was neither required nor received in connection with the adoption of these plans and arrangements. If the stockholders approve the 2005 Incentive Plan, the Board shall terminate both the MDL Amended and Restated Employee Share Option Plan and the 2000 Non-Employee Director Stock Option Plan. Termination of such plans will not affect any options outstanding under these plans immediately prior to termination thereof.

EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

CEO Employment Agreement

On December 3, 2001, the Company entered into an employment agreement with Mr. Derkacht, which employment agreement was amended and restated as of April 28, 2003, December 15, 2003 and September 28, 2004 (the “CEO Employment Agreement”). On September 28, 2004, the Company issued a press release announcing Mr. Derkacht’s intention to retire from the Company not later than June 30, 2006 and the entry by the Company and Mr. Derkacht into the third amendment and restatement of the CEO Employment Agreement. A copy of the press release was attached as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on September 29, 2004. The following is a summary of the CEO Employment Agreement, as amended, a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 29, 2004.

Pursuant to the terms of the CEO Employment Agreement, Mr. Derkacht agrees to continue to be employed by the Company as president and CEO and, unless otherwise requested by the Board, to continue to serve as a member of the Board (subject to election by the Company’s stockholders), through June 30, 2006 (the “Term”). Under the CEO Employment Agreement, Mr. Derkacht will continue to serve as the Company’s president and CEO unless the Company appoints a successor president and CEO, in which case Mr. Derkacht will perform transition services for the Company until the end of the Term or until the CEO Employment Agreement is earlier terminated.

The CEO Employment Agreement provides that Mr. Derkacht will receive a base salary at the rate of $360,000 per year, as well as other compensation, including incentive compensation of $150,000 per fiscal year for “on target” achievement of the objectives set forth in the management incentive compensation plan (the “MIC Plan”) and such other objectives as the Board may establish, and other bonus opportunities. During the term of the CEO Employment Agreement, the Board may increase Mr. Derkacht’s base salary, but may not decrease his base salary unless (i) as a result of a reasonable business judgment by the Board, there is a pro rata across-the-board salary reduction for all executive level management employees of the Company or (ii) Mr. Derkacht provides transition services on less than a full-time basis as described below. The Board may increase or decrease Mr. Derkacht’s incentive compensation during the term of the CEO Employment Agreement.

If a successor president and CEO is appointed and Mr. Derkacht provides transition services on a less than full-time basis, Mr. Derkacht’s base salary will be reduced to a rate of $180,000 per year and Mr. Derkacht will no longer participate in the Company’s MIC Plan. If Mr. Derkacht performs the duties contemplated by the CEO Employment Agreement through the end of the Term, including the transition services contemplated under the agreement, the CEO Employment Agreement provides that Mr. Derkacht will be entitled to a one-time bonus of $500,000 and certain other benefits as provided in the CEO Employment Agreement.

Mr.  Derkacht’s employment may be terminated for cause, deemed for the purposes of the CEO Employment Agreement to exist if Mr. Derkacht breaches the CEO Employment Agreement, is convicted of a felony involving moral turpitude, breaches the Company’s Code of Business Conduct and Ethics or Code of Ethics for the Chief Executive Officer, or engages in serious, willful, gross misconduct or willful gross negligence of his duties which results, or is likely to result, in material economic damage to the Company.

Under the CEO Employment Agreement, Mr. Derkacht will be entitled to receive a severance payment of $500,000 in the event that the Company terminates Mr. Derkacht’s employment without cause prior to the end of the Term. However, the CEO Employment Agreement provides that in the event that Mr. Derkacht is entitled to severance compensation under the CEO Severance Agreement described below, Mr. Derkacht’s severance compensation will be determined under the terms of the CEO Severance Agreement rather than the CEO Employment Agreement. If Mr. Derkacht is entitled to compensation under the CEO Severance Agreement, Mr. Derkacht will not be entitled to certain compensation under the CEO Employment Agreement, including, without limitation, the transition bonus or any other severance payment for termination of employment without cause.

CEO Severance Agreement

On September 28, 2004, in connection with the entry into the CEO Employment Agreement, the Company amended and restated the Severance Compensation Agreement dated April 28, 2003 between the Company and Mr. Derkacht (the “CEO Severance Agreement”) to provide, in pertinent part, that the CEO Severance Agreement shall terminate upon the appointment of a successor president and CEO. The form of the amended and restated CEO Severance Agreement was attached as Exhibit E to the CEO Employment Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 29, 2004.

Change-in-Control and Severance Compensation Agreements

The Company has entered into Change-in-Control Severance Compensation Agreements (the “Severance Agreement”) with all five of the Named Executive Officers, two other executive officers and nine other employees. The following is a summary of the Severance Agreements; provided, however, the Severance Agreement for Mr. Derkacht has been amended as described in the section above entitled “CEO Severance Agreement.”

Generally, the Severance Agreements provide that if there is a change in control (as defined in the Severance Agreements) of the Company and the employee’s employment with the Company is subsequently terminated within two years after the change in control, other than as a result of death, retirement, termination by the Company for cause or the employee’s decision to terminate employment other than for good reason, the employee will be entitled to receive from the Company certain payments and benefits. These payments and benefits include (i) a lump-sum payment (the “Lump-Sum Payment”) equal to the employee’s average fiscal-year compensation for the two most recent fiscal years of the Company ending prior to the date of termination; (ii) earned but unpaid base salary through the date of termination; (iii) a quarterly incentive award for the current fiscal quarter prorated through the date of termination equal to the greater of the quarterly incentive award made to the employee for the most recent fiscal quarter ending prior to the date of termination or the average quarterly incentive award made to the employee for the most recent three fiscal years ending prior to the date of termination; (iv) interest on the amounts described in (i), (ii) and (iii); and (v) unless the employee’s termination of employment is the result of the employee’s disability, continued participation at the Company’s cost in employee benefit plans available to Company employees generally in which the employee was participating, until the earlier of receiving equivalent benefits from a subsequent employer or two years from the date of termination.

For purposes of the Severance Agreements, an employee’s fiscal-year compensation generally includes compensation includable in the gross income of the employee, but excludes amounts realized on the exercise of non-qualified stock options, amounts realized from the sale of stock acquired under an incentive stock option or an employee stock purchase plan and compensation deferrals made pursuant to any plan or arrangement maintained by the Company. In the case of three executive officers (including Mr. Derkacht) and one other employee, the Lump-Sum Payment shall in no event be less than two times the employee’s annual rate of base salary at the higher of the annual rate in effect (i) immediately prior to the date of termination or (ii) on the date six months prior to the date of termination. In the case of the other executive officers and other employees party to the Severance Agreements, the Lump-Sum Payment shall in no event be less than one times the employee’s annual rate of base salary at the higher of the annual rate in effect (i) immediately prior to the date of termination or (ii) on the date six months prior to the date of termination. Under the Severance Agreements, in the event of a change in control, unvested awards and benefits (other than stock options or awards) allocated to the employee under incentive plans shall fully vest and become payable in cash.

The Severance Agreements provide that in the event any payment by the Company would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the employee with respect to such excise tax, then the employee will be entitled to an additional payment in an amount such that, after payment by the employee of all taxes, the employee is in the same after-tax position as if no excise tax had been imposed. Under the Severance Agreements, the Company agrees to indemnify the employee to the fullest extent permitted by law if the employee is a party or threatened to be made a party to any action, suit or proceeding in which the employee is involved by reason of the fact that the employee is or was a director or officer of the Company, by reason of any action taken by him or of any action on his part while acting as director or officer of the Company or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise. The Company also agrees to obtain and maintain a directors’ and officers’ liability insurance policy covering the employee. The Severance Agreements terminate upon the earlier of (1) termination of employment for any reason prior to a change in control or (2) three years after the date of a change in control.

In addition to the above Severance Agreements, the Company entered into Severance Compensation Agreements (the “Severance Compensation Agreements”) with one executive officer that joined the Company during fiscal 2004 and two executive officers that joined the Company in fiscal 2003. A form of the Severance Compensation Agreement was attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 29, 2004 and as Exhibit 10.15 to the Company’s annual report on Form 10-K for fiscal 2003. The Severance Compensation Agreements provide that if the employee’s employment with the Company is terminated, other than as a result of death, disability, retirement or termination by the Company for cause, the employee will be entitled to receive from the Company a lump-sum payment within five days after the date of termination and certain benefits. The lump-sum payment and benefits include (i) base salary for six months; (ii) earned but unpaid base salary through the date of termination; (iii) a quarterly incentive award for the current fiscal quarter prorated through the date of termination equal to the quarterly incentive award made to the employee for the most recent fiscal quarter ending prior to the date of termination; and (iv) continued participation at the Company’s cost in employee benefit plans available to Company employees generally in which the employee was participating, until the earlier of receiving equivalent benefits from a subsequent employer or six months from the date of termination.

Non-Compete Agreements

Each of Messrs. Parkinson and Vipond are parties to the Stock and Warrant Holders Agreement, dated as of December 31, 1993, whereby each has agreed not to compete with the Company for so long as he is employed by the Company. At the election of the Company, the non-compete agreement may be extended for two years after termination of employment provided that, with respect to Mr. Parkinson, the Company pays for a period of two years, in accordance with the Company’s normal pay periods, 100% of his average annual compensation, defined to be the average annual compensation (consisting of salary and cash compensation pursuant to incentive plans) for the three calendar years preceding the date of termination. The Company may elect to extend the non-compete agreement with respect to Mr. Vipond for a period of two years upon the same terms, except that the Company is obligated to pay only 50% of his average annual compensation if termination of employment is voluntary or for cause.

REPORT OF COMPENSATION COMMITTEE

The Company has a standing Compensation Committee. The Compensation Committee operates pursuant to a charter (the “Compensation Committee Charter”) approved and adopted by the Board. A copy of the Compensation Committee Charter is available on the Company’s website at www.tsainc.com in the Investors — Corporate Governance section. The Compensation Committee members are Messrs. Alexander, Kever and Seymour, each of whom served for all of fiscal 2004 and is “independent” as defined in Rule 4200(a) of the NASD listing standards. The Compensation Committee approves base salary and incentive compensation for, and addresses other compensation matters with respect to, officers of the Company, including executive officers. The Compensation Committee grants all stock options to executive officers and other employees.

The Company’s executive compensation program consists of base salaries, annual incentive plans and stock options. The Company’s compensation program is intended to provide executive officers with overall levels of compensation opportunity that are competitive within the software and computer services industries, as well as within a broader spectrum of companies of comparable size and complexity. The Company’s compensation program is structured and administered to support the Company’s business strategy and generate favorable returns for its stockholders.

In late fiscal 2004, the Company engaged Watson Wyatt Worldwide to evaluate the competitiveness of the Company’s executive compensation program and to provide advice and assistance in structuring, implementing and modifying the executive compensation program to ensure that executive compensation is aligned with stockholder interests and the Company’s business strategy and goals.  The Compensation Committee has taken Watson Wyatt’s recommendations into account in establishing a fiscal 2005 compensation program for executive officers.

Base Salary.   Each executive officer’s base salary, except the CEO’s, is based on the recommendation of the CEO to the Compensation Committee. The recommendations made by the Compensation Committee during fiscal 2004 were derived primarily from a comparison of competitive labor markets for executive officer services from surveys conducted by Culpepper and Associates, Inc. (“Culpepper”). Base salary recommended for the head of the Company’s largest business unit was slightly higher than the average of other comparably-sized software and computer services companies, while base salaries for the Company’s other executive officers were slightly lower than the average of other comparably-sized software and computer services companies, in each case based upon the information provided in the Culpepper surveys. Other factors used in formulating base salary recommendations include the level of an executive’s compensation in relation to other executives in the Company with the same, more and less responsibilities, the performance of the particular executive’s business unit or department in relation to established strategic plans, the Company’s operating budget for the year and the overall performance of the Company.

Incentive Compensation Plan.   For each executive officer, an incentive compensation plan is established at the beginning of each fiscal year in connection with the Company’s strategic plans and annual operating budgets. The CEO provides recommendations to the Compensation Committee for incentive compensation for each executive officer, exclusive of himself. The level of incentive compensation recommended for each executive officer is derived through a comparison of competitive labor markets from surveys conducted by Culpepper. The incentive compensation recommended for the Company’s three business unit heads and one other executive officer was slightly higher than the average of other comparably-sized software and computer services companies, while incentive compensation recommended for the Company’s other executive officers was slightly lower than the average of other comparably-sized software and computer services companies, in each case based upon the information provided in the Culpepper surveys.

In fiscal 2004, an executive’s potential incentive payment under the Company’s incentive compensation plans was related to the Company’s revenue, profit attainment, backlog, cash flow and the financial performance of the executive’s division or department, with each component having an established weighting within a plan. The plans provided for incentive payments ranging from 50% of the targeted incentive compensation (for 95% achievement of the established components) to 150% of the targeted incentive compensation (for 110% achievement of the established components). The incentive compensation earned during fiscal 2004 by the Company’s executive officers exceeded targeted levels established for six executive officers. The remaining executive officer joined the Company late in fiscal 2004.

Long-Term Compensation.   Long-term compensation is comprised of the expected value of stock options. Stock options are granted to executive officers and other key employees in amounts based upon their position and individual performance. Stock options are granted at fair market value as of the date of grant and have a term of ten years. Stock options serve to align executives’ interests with stockholders and provide incentive for the creation of long-term stockholder value.

CEO’s Compensation.   The Company and its CEO, Mr. Derkacht, entered into an employment agreement dated as of December 3, 2001, which employment agreement was amended and restated as of April 28, 2003, December 15, 2003 and September 28, 2004. The CEO Employment Agreement provides that the Company shall pay to Mr. Derkacht a base salary at a minimum rate of $360,000 per year. The CEO Employment Agreement further provides that the Company shall pay Mr. Derkacht incentive compensation of $150,000 per year for on target achievement of the objectives set forth in Mr. Derkacht’s incentive compensation plan and such other objectives as the Board may establish.

Subject to the terms and conditions of the CEO Employment Agreement, the CEO’s compensation was determined by the Compensation Committee based on the same criteria used for executive officers generally. In fiscal 2004, the Company paid Mr. Derkacht a base salary at the rate of $360,000 per year. Under the Company’s incentive compensation plans, Mr. Derkacht’s potential incentive compensation during fiscal 2004 was related to the Company’s revenue, profit attainment, backlog, cash flow and financial performance. The Company paid Mr. Derkacht incentive compensation of $189,934 related to fiscal 2004 performance, which bonus amount exceeded the targeted level established for Mr. Derkacht. Mr. Derkacht’s annualized base salary of $360,000 and his total annualized compensation of $549,934 were both approximately 20% lower than the average of comparably-sized software and computer services companies, based upon the information provided in the Culpepper surveys.

Compliance with Internal Revenue Code Section 162(m).   Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation’s CEO and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its other executive officers in a manner that complies with this statute.

MEMBERS OF THE COMPENSATION COMMITTEE
Roger K. Alexander, Chairman Jim D. Kever Harlan F. Seymour

Compensation Committee Interlocks and Insider Participation.   No member of the Compensation Committee was at any time during fiscal 2004, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

PERFORMANCE GRAPH

In accordance with applicable Commission rules, the following table shows a line-graph presentation comparing cumulative stockholder return on an indexed basis with a broad equity market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Index and the NASDAQ Computer & Data Processing Services Index for comparison.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN *
AMONG TRANSACTION SYSTEMS ARCHITECTS, INC., THE S&P 500 INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

*                   $100 invested on 9/30/99 in stock or index, including reinvestment of dividends, for fiscal years ending September 30.

ANNUAL REPORT

Stockholders may obtain a copy of the Company’s Annual Report and a list of the exhibits thereto without charge by written request delivered to the Company, Attn: Investor Relations, 224 South 108th Avenue, Omaha, Nebraska 68154. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are available free of charge on the Company’s website at www.tsainc.com as soon as reasonably practicable after the Company files such information electronically with the Commission.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2006 Annual Meeting of Stockholders must be received at the office of the Company’s Secretary, 224 South 108th Avenue, Omaha, Nebraska 68154, no later than September 23, 2005, to be considered for inclusion in the proxy statement and form of proxy for that meeting. The Nominating Committee will review proposals submitted by stockholders for inclusion at the Company’s next annual stockholders’ meeting and will make recommendations to the Board on an appropriate response to such proposals.

Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a stockholder proposal to be raised at its next annual stockholders’ meeting in accordance with the requirements of the Company’s Bylaws, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the stockholder proposal without any discussion of the matter in the proxy statement. The Company’s Bylaws provide that written notice of a stockholder proposal must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual stockholders’ meeting.

As to each matter the stockholder proposes to bring before the 2006 Annual Meeting of Stockholders, the stockholder’s notice must set forth: (i) a brief description of the business desired to be brought before the 2006 Annual Meeting of Stockholders and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. The Company’s Bylaws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the annual meeting and, if he should so determine, such business shall not be transacted.

OTHER MATTERS

The Board does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

By Order of the Board of Directors,

Dennis P. Byrnes Secretary

ANNEX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TRANSACTION SYSTEMS ARCHITECTS, INC.

ARTICLE I

The name of the corporation (which is hereinafter called the “Corporation”) is:

TRANSACTION SYSTEMS ARCHITECTS, INC.

ARTICLE II

The address of the registered office in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of the registered agent is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

ARTICLE IV

Section 1.   Authorized Capital Stock.   The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 75,000,000 shares, consisting of 70,000,000 shares of Common Stock, par value $0.005 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share.

Effective upon the filing of this Amended and Restated Certificate of Incorporation, each authorized, issued and outstanding share of Class A Common Stock shall, without any further action by the Corporation or any holder thereof, automatically be reclassified as one share of Common Stock.

Section 2.   Preferred Stock.   The Preferred Stock may be issued in one or more series.  The Board of Directors of the Corporation (the “Board”) is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series.  The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a)   the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b)   the voting powers, if any, and whether such voting powers are full or limited in such series;

(c)   the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d)   whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(e)   the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(f)    the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity and the rates or other determinants of conversion or exchange applicable thereto;

(g)   the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(h)   the provisions, if any, of a sinking fund applicable to such series; and

(i)    any other relative, participating, optional or other special powers, preferences or rights and qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a “Preferred Stock Designation”).

Section 3.   Common Stock.   Subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

The Board may make, amend, and repeal the Bylaws of the Corporation. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Corporation. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation or the Bylaws to the contrary, Bylaws 1, 3, 8, 10, 11, 12 and 36 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least a majority of all classes of Voting Stock (as defined below) issued and outstanding, voting as a single class. The Corporation may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Certificate of Incorporation, “Voting Stock” means stock of the Corporation of all classes or series entitled to vote generally in the election of Directors.

ARTICLE VII

At any annual meeting or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of all classes of Voting Stock issued and outstanding, voting as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this ARTICLE VII.

ARTICLE VIII

Section 1.   Election of Directors.   Election of Directors of the Corporation need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected. If authorized by the Board, such requirement of written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Section 2.   Nomination of Director Candidates.   Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the Bylaws of the Corporation.

Section 3.   Newly Created Directorships and Vacancies.   Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

Section 4.   Amendment, Repeal, Etc.   Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of all classes of Voting Stock issued and outstanding, voting as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this ARTICLE VIII. The vote on amendment or repeal of, or on the adoption of any provision inconsistent with, this ARTICLE VIII must be by written ballot.

ARTICLE IX

To the full extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no Director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this ARTICLE IX will not adversely affect any right or protection of a Director of the Corporation existing prior to such repeal or modification.

ARTICLE X

Section 1.   Right to Indemnification.   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE X with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2.   Right to Advancement of Expenses.   The right to indemnification conferred in Section 1 of this ARTICLE X shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.  The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this ARTICLE X shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 3.   Right of Indemnitee to Bring Suit.   If a claim under Section 1 or 2 of this ARTICLE X is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or  stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this ARTICLE X or otherwise shall be on the Corporation.

Section 4.   Non-Exclusivity of Rights.   The rights to indemnification and to the Advancement of Expenses conferred in this ARTICLE X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation or Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

Section 5.   Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.   Indemnification of Employees and Agents of the Corporation.   The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this ARTICLE X with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

IN WITNESS WHEREOF, Transaction Systems Architects, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President, acknowledging the same to be its act and deed, and attested to by its Secretary this __________ day of March 2005.

Name
President
Name
Secretary

ANNEX B

TRANSACTION SYSTEMS ARCHITECTS, INC.

2005 Equity and Performance Incentive Plan

1.   PURPOSE.   The purpose of the 2005 Equity and Performance Incentive Plan is to attract and retain directors, officers and other employees for Transaction Systems Architects, Inc., a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2.   DEFINITIONS.   As used in this Plan,

(a)       “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b)       “Award” means any Option, Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards granted under this Plan.

(c)       “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the Awards granted. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

(d)       “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(e)       “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 16 of this Plan, such committee (or subcommittee).

(f)        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(g)       “Common Shares” means the shares of Class A Common Stock, par value $.005 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(h)       “Company” means Transaction Systems Architects, Inc., a Delaware corporation.

(i)        “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code or any successor provision.

(j)        “Date of Grant” means the date specified by the Board on which a grant of any Award under this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(k)       “Director” means a member of the Board of Directors of the Company.

(l)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(m)      “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option.

(n)       “Incentive Stock Options” means Options that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(o)       “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and Other Awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

1.                cash flow/net assets ratio;

2.                debt/capital ratio;

3.                return on total capital;

4.                return on equity;

5.                earnings per share growth;

6.                revenue growth;

7.                total return to stockholders (which may be measured by stock price);

8.                backlog; and

9.                contribution margins.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(p)       “Non-Employee Director” means a person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(q)       “Market Value per Share” means, as of any particular date, (i) the closing sale price (price for last trade) per Common Share  as reported on the principal exchange on which Common Shares are then trading, if any, or, if applicable and provided that the Common Shares are not then-traded on such principal exchange, the Nasdaq National Market System, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

(r)        “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(s)       “Optionee” means the optionee named in an Award Agreement evidencing an outstanding Option.

(t)        “Option Price” means the purchase price payable on exercise of an Option.

(u)       “Option” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

(v)       “Other Award” means an award or bonus granted under Section 10 of this Plan.

(w)       “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non- Employee Director who receives an Award under this Plan.

(x)       “Performance Period” means, in respect of a Performance Share or Performance Unit or Qualified Performance-Based Award, a period of time established pursuant to Section 8 or Section 9, respectively, of this Plan within which the Management Objectives relating to such Performance Share, Performance Unit or Qualified Performance-Based Award are to be achieved.

(y)       “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 or Section 9 of this Plan.

(z)       “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 or Section 9 of this Plan.

(aa)     “Plan” means this Transaction Systems Architects, Inc. 2005 Equity and Performance Incentive Plan.

(bb)     “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for a Section 162(m) Exemption, and is made subject to the performance of certain Management Objectives, or (ii) an Option or Appreciation Right.

(cc)     “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(dd)     “Restriction Period” means the period of time during which Restricted Stock Units are subject to deferral, a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, in its discretion) and other restrictions on transfer, as provided in Section 7 or Section 9 of this Plan.

(ee)     “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(ff)       “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code or any successor provision thereto.

(gg)     “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Options are surrendered in payment of the Option Price of other Options, over the Option Price or Base Price provided for in the related Option or Appreciation Right, respectively.

(hh)     “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; except that, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(ii)       “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option.

3.   SHARES AVAILABLE UNDER THE PLAN.

(a)       Number of Shares. Subject to adjustment as provided in Section 3(b) and Section 12 of this Plan, the maximum number of Common Shares that may be issued or transferred to Participants and their beneficiaries in connection with Awards granted under the Plan shall be equal to the sum of: (i) 3,000,000 Common Shares plus any shares described in Section 3(b), and (ii) any Common Shares that are represented by options granted under the following Company plans which are forfeited, expire or are canceled without delivery of Common Shares or which result in the forfeiture or relinquishment of Common Shares back to the Company: (A) the 1994 Stock Option Plan, as amended, (B) the 1996 Stock Option Plan, (C) the 1997 Management Stock Option Plan, (D) the 2000 Non-Employee Director Stock Option, (E) the MessagingDirect Ltd. Amended and Restated Employee Share Option Plan and (F) the 2002 Non-Employee Director Stock Option Plan, as amended (collectively the “Prior Plans”). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b)       Share Calculation.

(i)    To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Common Shares subject to the Award will again be available for issuance pursuant to Awards granted under this Plan.

(ii)   Common Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under this Plan.

(iii)   Shares surrendered or relinquished upon the payment of any Option Price for Options granted under this Plan or any of the Prior Plans by transfer to the Company of Common Shares or upon satisfaction of any withholding amount will again be available for issuance pursuant to Awards granted under this Plan.

(iv)   The number of shares available in Section 3(a) shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Common Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.

(v)   If, under this Plan, a Participant has given up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

(c)       Individual Limits.   Notwithstanding anything in this Section 3, or elsewhere in this Plan to the contrary and subject to adjustment as provided in Section 12 of this Plan:

(i)    the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 3,000,000 Common Shares;

(ii)   no Participant will be granted Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, or Other Awards this Plan during the life of the Plan, in the aggregate, for more than 1,000,000 Common Shares during any calendar year;

(iii)   the number of shares issued as Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (after taking into account any forfeitures, or expirations or transfers upon expiration of any withholding amount) will not during the life of the Plan in the aggregate exceed 2,500,000 Common Shares; and

(iv)   notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

4.   OPTIONS.   The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)       Type of Options and Eligibility.   Options granted under this Plan may be (i) Incentive Stock Options (ii) Nonqualified Stock Options, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(b)       Number of Shares.   Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(c)       Exercise Price.   Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the day immediately preceding the Date of Grant.

(d)       Exercise Terms and Expiration.   An Option will be exercisable in accordance with such terms and conditions and during such periods established by the Board and set forth in the Award Agreement; provided, however, no Option will be exercisable more than 10 years from the Date of Grant.

(e)       Special Terms for Incentive Stock Options.

(i)    Notwithstanding anything contained herein to the contrary, the aggregate Market Value per Share with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company or any Subsidiary) shall not exceed $100,000 or such other limit set forth in the Code, as amended.

(ii)   No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless the Option Price is at least 110% of the Market Value per Share (determined as of the time the Incentive Stock Option is granted) of Common Shares subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five (5) years from the Date of Grant.

(iii)   To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option. Such provision, however, will remain in effect for other Options and there will be no further effect on any provision of this Plan.

(f)        Payment.

(i)    Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(f)(ii)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

(ii)   The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Nonqualified Stock Option may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are forfeitable or subject to restrictions on transfer, or in the form of Restricted Stock Units, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Options (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(f)(ii), the Common Shares received upon the exercise of the Options will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (a) the number of shares or Performance Shares, (b) the Spread of any unexercisable portion of Options, or (c) the stated value of Performance Units.

(iii)   The Board reserves the discretion at or after the Date of Grant to provide for (a) the payment of a cash bonus at the time of exercise; (b) the availability of a loan at exercise; and (c) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(iv)   To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(g)       General.

(i)    Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

(ii)   Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Options or installments thereof will become exercisable and may provide for the earlier exercise of such Options in the event of the termination of the Optionee’s employment for any reason or a change in control of the Company, as may be defined in an Award Agreement.

(iii)   The exercise of an Option will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(iv)   Any grant of Options may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)       Award Agreement.   Each grant of Options will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

5.   APPRECIATION RIGHTS.

(a)       Types of Appreciation Rights.   The Board may authorize the granting of (i) Tandem Appreciation Rights in respect of Options granted hereunder to any Optionee, and (ii) Free-Standing Appreciation Rights to any Participant. Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions.

(b)       Tandem Appreciation Rights.   A “Tandem Appreciation Right” will be a right of the Optionee, exercisable by surrender of the related Option, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Options; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

(i)    Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Option for cancellation.

(c)       Free-Standing Appreciation Rights.   A “Free-Standing Appreciation Right” will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(i)    Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the day immediately preceding the Date of Grant;

(ii)   Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)   No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

(d)       Payment.

(i)    Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii)   Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(e)       General.

(i)    Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(ii)   Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a change in control of the Company, as may be defined in an Award Agreement.

(iii)   Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(f)        Award Agreement.   Each grant of Appreciation Rights will be evidenced by an Award Agreement, which Award Agreement will describe such Appreciation Rights, identify the related Options (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

6.   RESTRICTED STOCK.   The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions.

(a)       Ownership.   Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)       Consideration.   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)       Substantial Risk of Forfeiture.

(i)    Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a change in control of the Company, as may be defined in an Award Agreement.

(ii)   Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(d)       General.

(i)    Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(ii)   Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

(e)       Award Agreement.   Each grant or sale of Restricted Stock will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

7.   RESTRICTED STOCK UNITS.   The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions.

(a)       Payment.

(i)    Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Board may specify.

(ii)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(b)       Restriction Period.

(i)    Each such grant or sale will be subject to a Restriction Period of not less than one year, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a change in control of the Company, as may be defined in an Award Agreement.

(ii)   During the Restriction Period, the Participant will have no right to transfer any rights under his or her Award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them.

(c)       Award Agreement.   Each grant or sale of Restricted Stock Units will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8.   PERFORMANCE SHARES AND PERFORMANCE UNITS.   The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions.

(a)       Shares and Units.   Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

(b)       Performance Period.   The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of a change in control of the Company, as may be defined in an Award Agreement.

(c)       Achievement of Management Objectives.   Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d)       Payment.

(i)    Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned.

(ii)   Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(iii)   Any grant of Performance Shares or Performance Units  may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.

(e)       Award Agreement.   Each grant of Performance Shares or Performance Units will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9.   AWARDS TO NON-EMPLOYEE DIRECTORS.   The Board may authorize the grant or sale of any Award available under this Plan to Non-Employee Directors, from time to time, upon such terms and conditions as it may determine and subject to the terms and conditions pertaining to the type of Award granted, as described in this Plan.

(a)       Payment for Options.   Options may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment will be made in cash or in Common Shares then owned by the Optionee for at least six months, or in a combination of cash and such Common Shares.

(b)       Employee Status.   If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Options held under the Plan by such individual at the time of such commencement of employment will not be affected thereby.

(c)       Director Compensation Substitution.   Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.

(d)       Award Agreement.   Each grant of Awards pursuant to this Section 9 will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

10.   OTHER AWARDS.

(a)       Other Awards.   The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, Awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and Awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such Other Awards. Common Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b)       Cash Awards.   Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)       Share Bonus.   The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

11.   TRANSFERABILITY.

(a)       Limits on Transferability.   Except for transfers of Awards to the Company pursuant to Section 4(f)(ii), or as provided in Section 11(b) below, no Option, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution or, except with respect to an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). Except as otherwise determined by the Board, Options and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)       Beneficiary Designations.

(i)    Notwithstanding Section 11(a) above, an Option, Appreciation Right or other derivative security granted under the Plan may be transferable upon the death of the Participant, without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant, as may have been designated in writing by the Participant by means of a form of beneficiary designation approved by the Company. Such beneficiary designation may be made at any time by the Participant and shall be effective when it is filed, prior to the death of the Participant, with the Company. Any beneficiary designation may be changed by the filing of a new beneficiary designation, which will cancel any beneficiary designation previously filed with the Company.

(ii)   Notwithstanding Section 11(a) above, an Option, Appreciation Right or other derivative security granted under the Plan may be transferable by the Participant without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Participant.

(c)       Additional Restrictions on Transfer.   The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

12.   ADJUSTMENTS.

(a)       Outstanding Awards.   The Board may make or provide for such adjustments in the number of Common Shares covered by outstanding Options, Appreciation Rights, Restricted Stock Units, and Performance Shares granted hereunder and, if applicable, in the number of Common Shares covered by Other Awards, in the Option Price and Base Price provided in outstanding Options and Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, reclassification or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.

(b)       Share Limitations.   The Board may also make or provide for such adjustments in the number and kind of Common Shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

13.   FRACTIONAL SHARES.   The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

14.   WITHHOLDING TAXES.   To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

15.   FOREIGN EMPLOYEES.   In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

16.   ADMINISTRATION OF THE PLAN.

(a)       Board or Committee.   This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time; provided, however, such committee shall consist of two or more members of the Board, all of whom shall qualify as an “outside director” pursuant to Section 162(m) of the Code and a “Non-Employee Director.”  To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b)       Interpretation and Construction.   The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c)       Delegation.   The Board or, to the extent of any delegation as provided in Section 16(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of Awards under this Plan; and (b) determine the size of any such Awards; provided, however, that (a) the Board or the Committee shall not delegate such responsibilities to any such officer for Awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 11 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (b) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated.

(d)   No Other Awards.    The terms of the Plan govern all Awards granted under the Plan, and in no event will the Board have the power to grant any Award under the Plan that is contrary to any of the provisions of the Plan.

17.   AMENDMENTS.

(a)       Right to Amend the Plan.   The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Stock Market’s National Market or, if the Common Shares are not traded on the NASDAQ Stock Market’s National Market, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained.

(b)       No Re-Pricing of Options.   The Board will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce the Option Price. Furthermore, no Option will be cancelled and replaced with Awards having a lower Option Price without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Options and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

(c)       Amendments to Awards.   The Board may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively, but subject to Section 12 above, no such amendment shall impair the rights of any holder without his or her consent.

18.   ACCELERATION OF VESTING UPON TERMINATION OF EMPLOYMENT.   In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of an unforeseeable emergency or other special circumstances, of a Participant who holds an Option or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any Other Awards subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option, Appreciation Right or Other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

19.   GOVERNING LAW.   The Plan and all Awards, grants and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20.   TERMINATION OF THE PLAN.   The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company. The Board may, in its discretion, terminate this Plan at any time. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

21.   PROVISIONS APPLICABLE TO ALL AWARDS.

(a)       Dividends and Dividend Equivalents.

(i)    The Board may, at or after the Date of Grant of an Award (other than Incentive Stock Options), provide the Participant the right to receive dividends or dividend equivalents which may be either paid on a current, deferred or contingent basis or credited to an account for the Participant.

(ii)   With respect to Restricted Stock, the Board may require that any or all dividends or other distributions paid thereon during the period of time for which such Restricted Stock is subject to substantial risk of forfeiture or other transfer restriction be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying Restricted Stock.

(b)       Deferrals.   The Board may permit Participants to elect to defer the issuance of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(c)       Surrender or Deferral of Compensation.   The Board may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d)       Qualified Performance-Based Awards.

(i)    The provisions of the Plan are intended to ensure that all Options and Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the Option Price or Base Price of such Award is not less than the Market Value per Share on the Date of Grant. In addition to Performance Shares and Performance Units, when granting any other Award, the Board may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Board wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Board shall establish Management Objectives for such Award within the time period prescribed by Section 162(m) of the Code.

(ii)   Each Qualified Performance-Based Award (other than an Option or Appreciation Right shall be earned, vested and payable (as applicable) only upon the achievement of the Management Objectives established by the Board, together with the satisfaction of any other conditions as the Board may determine to be appropriate.

(iii)   The Board may provide, in its sole and absolute discretion, either in connection with the grant thereof or by amendment thereafter, that achievement of the Management Objectives will be waived upon the death or disability of the Participant, or upon a change in control of the Company, as may be defined in the Award Agreement. Performance periods established by the Board for any such Qualified Performance-Based Award may not be less than one year from the Date of Grant.

(iv)   Any payment of a Qualified Performance-Based Award granted with Management Objectives pursuant to this Plan shall be conditioned on the written certification of the Board in each case that the Management Objectives and any other material conditions were satisfied.

(v)   Sections 3(c)(ii) and (iv) set forth the maximum number of Common Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

(vi)   Any grant of an Award intended to qualify as a Qualified Performance-Based Award will specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of shares or units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of a Qualified Performance-Based Award will specify that, before the Qualified Performance-Based Award will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(e)       Forfeiture Events.   The Board may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Subsidiary policies, violation of ethical codes or other codes of conduct, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

22.   GENERAL PROVISIONS.

(a)       No Rights to Awards; Non Uniform Awards.   No Participant or any eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Subsidiaries nor the Board is obligated to treat Participants or eligible Participants uniformly, and determinations made under the Plan may be made by the Board selectively among eligible Participants who receive, or are eligible to receive, Awards (whether or not such eligible Participants are similarly situated).

(b)       No Exercises Contrary to Law.   No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(c)       No Right to Employment.   This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(d)       Authorized Leaves.   Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards granted hereunder, except that no Awards may be granted to an employee while he or she is absent on leave.

(e)       No Rights as a Stockholder.   No Participant shall have any rights as a stockholder with respect to any shares subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(f)        Conflicts.   In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

(g)       Headings.   The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

(h)       Successors and Assigns.   The Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

(i)        Severability.   If any provision of the Plan or any Award Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or Award Agreement, and the Plan and each Award Agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

(j)        No Strict Construction.   No rule of strict construction shall be applied against the Company or any other person in the interpretation of any of the terms of the Plan, any Award Agreement, any Award granted under the Plan, or any rule, regulation or procedure established by the Board.

TRANSACTION SYSTEMS ARCHITECTS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, March 8, 2005

10:00 a.m.

Marriott Omaha Hotel

10220 Regency Circle

Omaha, Nebraska 68114

TSA	Transaction Systems Architects, Inc. 224 South 108th Avenue, Omaha, Nebraska 68154	Proxy Card

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 8, 2005.

The undersigned hereby appoints David R. Bankhead, Dennis P. Byrnes and William J. Hoelting (collectively referred to as the “Named Proxies”), and each of them, with power to appoint a substitute, to vote, in accordance with the specifications appearing below, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Transaction Systems Architects, Inc., a Delaware corporation, to be held on Tuesday, March 8, 2005, at 10:00 a.m. CST (Omaha time) at the Marriott Omaha Hotel, 10220 Regency Circle, Omaha, Nebraska, and at all adjournments thereof, and, in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED ONLY AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions

COMPANY #

There are three ways to vote your proxy:

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

VOTE BY PHONE  —  TOLL FREE  —  1-800-560-1965  —  QUICK, EASY, IMMEDIATE

•                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12: 00 p.m. CST (Omaha time) on March 7, 2005.

•                  Please have your Proxy Card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET  —  http://www.eproxy.com/tsai/  —  QUICK, EASY, IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. CST (Omaha time) March 7, 2005.

•                  Please have your Proxy Card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•                  Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to Transaction Systems Architects, Inc., c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

   Please detach here

The Board of Directors recommends a vote FOR all nominees for Director and FOR Proposals 2, 3, 4 and 5.

1. ELECTION OF DIRECTORS:
01	Roger K. Alexander	02	John D. Curtis	☐ FOR all nominees	☐ WITHHOLD
03	Gregory D. Derkacht	04	Jim D. Kever	(except as	all nominees
				noted below)
05	Harlan F. Seymour	06	John E. Stokely
(To withhold authority to vote for any indicated nominee(s), write the number(s) to the left of the nominee(s) in the box provided to the right)

2.  AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 50,000,000 TO 70,000,000 SHARES AND OTHERWISE TO SIMPLIFY THE CAPITALIZATION OF THE COMPANY.

				☐ FOR	☐ AGAINST	☐ ABSTAIN

3. AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO MODERNIZE THE CERTIFICATE OF INCORPORATION AND TO PROVIDE FOR CERTAIN OTHER CLARIFYING AMENDMENTS.
				☐ FOR	☐ AGAINST	☐ ABSTAIN
4. ADOPTION OF THE 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN.
				☐ FOR	☐ AGAINST	☐ ABSTAIN
5. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.
				☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Named Proxies are authorized to vote on such other business as may properly come before the Annual Meeting, including on the election of any substitute director nominee.

Address Change? If so, mark box ☐ and indicates changes below:			Dated: _______________________, 2005

			Signature
			(If there are co-owners both must sign)

Please sign exactly as your name(s) appear on the Proxy Card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should use full name of corporation and title of authorized officer signing the Proxy Card.